Exhibit 10.42

PURCHASE, SALE AND LEASEBACK AGREEMENT

Flextronics International USA, Inc., a California corporation (“Seller”), agrees to sell and convey to Westcore Properties AC, LLC, a Delaware limited liability company (“Purchaser”), and Purchaser agrees to buy, upon the terms and conditions hereof, that certain tract of land consisting of approximately 37.048 acres, now known as and numbered 600, 620, 640, and 780 Shiloh Road, Plano, Texas (the “Land”), as more particularly described on Exhibit A attached hereto and made a part hereof, along with all rights, privileges, and appurtenances relating or pertaining thereto, including, without limitation, the following:

a.                                       Any buildings, fixtures, equipment and other improvements situated on, over and/or under the Land (collectively, the “Improvements”);

b.                                      All and singular the rights and appurtenances pertaining to the Land and/or the Improvements, including, without limitation, all right, title and interest of Seller in and to adjacent streets, roads, alleys, easements and rights-of-way, water rights, air rights, mineral rights, development rights and all awards made or to be made in connection therewith (collectively, the “Appurtenances”);

c.                                       All personal property (“Personal Property”) owned by Seller (if any) located in or about the Land and Improvements and not utilized by Seller in its operation of its business but rather utilized for purposes of operating and maintaining the Property (as hereinafter defined), specifically excluding the Personal Property set forth on Exhibit G attached hereto and made a part hereof; and

d.                                      To the extent they are transferable, all certificates, licenses, permits, authorizations, approvals, no action letters and similar assurances (including, without limitation, all environmental permits, zoning variances, plat approvals, site plan approvals, development permits and/or building permits) granted or issued by a private person or by any governmental or quasi-governmental authority and which relate to the Land and/or Improvements and all other intangible property and tradenames which relate to the Land and/or Improvements (collectively, the “Intangible Property” and, together with the Land, Improvements, Appurtenances and Personal Property, collectively, the “Property”).

1.                                      Leaseback. At Closing (as hereinafter defined), Seller, as tenant, and Purchaser, as landlord, shall enter into a lease of portions of the Property substantially in the form of Exhibit B attached hereto and made a part hereof (the “Lease”), whereby Seller shall lease back the Land, Personal Property and Improvements, other than the building commonly known as 780 Shiloh Road (the “780 Building”), from Purchaser upon the terms and conditions set forth in the Lease. Notwithstanding anything to the contrary contained herein, the form and content of the Lease may be revised by Purchaser during the Review Period to incorporate those changes necessitated by Texas law to cause the provisions thereof to be fully enforceable under Texas law; any such revisions to the Lease being subject to Seller’s reasonable approval thereof. All of Seller’s obligations hereunder shall be subject to the condition that, on or before Closing, Purchaser shall have executed and delivered to Escrow Agent (as hereinafter defined) duly signed originals of the Lease. All of Purchaser’s obligations hereunder shall be subject to the condition that, on or before Closing, Seller shall have executed and delivered to Escrow Agent duly signed originals of the Lease.

1

2.                                      Purchase Price and Escrow Deposit. The total purchase price for the Property shall be Thirty-Seven Million Dollars ($37,000,000.00) (the “Purchase Price”). The sum of $250,000.00 (the “Escrow Deposit”) shall be deposited by Purchaser one (1) business day after the full execution of this Agreement by Seller and Purchaser, with Chicago Title Insurance Company, 2001 Bryan Street, Suite 1700, Dallas, TX 75201-3005, Attn: Joycelyn Armstrong (the “Title Company” or “Escrow Agent”). The balance of the Purchase Price remaining after deduction of the Escrow Deposit and after taking into account the adjustments and prorations provided for herein, shall be paid by federal funds wire transfer by Purchaser to the Escrow Agent on or before the Closing. Upon the earlier to occur of (A) one (1) business day following the expiration of the Review Period (as hereinafter defined), or (B) Purchaser’s waiver of the right to terminate this Agreement during the Review Period (such earlier date being hereinafter referred to as the “Contingency Expiration Date”), the Escrow Deposit shall be deemed non-refundable, but shall be applicable to the Purchase Price at Closing. The Title Company shall deposit the Escrow Deposit in one or more interest bearing accounts with a bank or other financial institution reasonably acceptable to Purchaser and Seller. Interest earned on the Escrow Deposit shall be deemed a portion of the Escrow Deposit. The Escrow Deposit shall be applied toward the payment of the Purchase Price at the Closing, or otherwise disbursed in accordance with this Agreement.

3.                                      Title Report; Survey; Additional Information.

a.                                       Purchaser may, at its option, obtain (i) a current report of the title to the Property (the “Title Report”), and/or (ii) a survey and field note legal description of the Property (the “Survey”).

b.                                      Seller shall furnish to Purchaser, within five (5) business days after the Effective Date, all of the materials specified on Exhibit C attached hereto (collectively, the “Due Diligence Materials”) (provided such items are in Seller’s or Seller’s property manager’s possession or control).

Purchaser acknowledges and agrees that Seller has not verified and shall not verify the accuracy, completeness or any other aspect of the Due Diligence Materials, the Title Report, or the Survey. Seller shall make the Due Diligence Materials available to Purchaser solely as an accommodation to Purchaser, without representation or warranty of any kind or nature.

c.                                       Purchaser shall have thirty (30) days from the Effective Date (as hereinafter defined) to object in writing to any title exceptions (the “Title Objections”) shown on the Title Report and/or the Survey by giving written notice to Seller; provided that matters not objected to in writing by Purchaser within such 30-day period shall be deemed to be acceptable to Purchaser and to be permitted exceptions. Seller shall have a period of five (5) business days after Seller’s receipt of the Purchaser’s title objection notice (i) to remove, or agree to remove prior to the Closing, some or all of the Title Objections and to inform Purchaser of the same, or (ii) to advise Purchaser, in writing, that Seller will not agree to remove some or all of the Title Objections (the “Title Response Notice”). If Seller fails to timely deliver to Purchaser the Title Response Notice, it shall be conclusively deemed that Seller has elected not to remove any of the Title Objections. The Review Period shall be automatically extended for up to five (5) business days following the earlier of Purchaser’s receipt of the Title Response Notice or Seller’s deemed election to not remove any of the Title Objections. If Seller advises Purchaser in its Title Response Notice that it will not remove nor agree to remove some or all of the Title Objections (or Seller is deemed to have so advised Purchaser), then Purchaser shall have until 5:00 p.m. (Pacific Time) on the last day of the Review Period to advise Seller, in writing, whether Purchaser elects to waive such objections and proceed with the

2

acquisition of the Property without adjustment of the Purchase Price or to terminate this Agreement. If Purchaser terminates this Agreement pursuant to this Section 3, Purchaser shall be entitled to the return of the Escrow Deposit. Failure by Seller to remove (or to inform Purchaser that Seller has or has not removed) those specified exceptions which Seller has agreed to remove in the Title Response Notice on or before the fifth (5th) business day prior to the Closing Date shall not be deemed a default on the part of Seller, but Purchaser shall have the right either (x) to withdraw its objections in writing and proceed with Closing without any adjustment to the Purchase Price, or (y) to terminate this Agreement and be entitled to the return of the Escrow Deposit. Notwithstanding anything herein to the contrary, by the Closing Date, Seller shall remove or cause to be removed all voluntary monetary liens or encumbrances affecting the Property other than current taxes and assessments not yet due and payable. Any exceptions to title that are either accepted or waived by Purchaser hereunder shall be referred to as “Permitted Exceptions.”

d.                                      Seller and Purchaser each acknowledge and agree that some of the access, utilities and other infrastructure servicing the Property may be shared with adjacent property owned by Seller, and that easements and/or reciprocal easements may be necessary in order to allow the continued post-Closing shared use of such infrastructure. During the Review Period (as hereinafter defined), Seller and Purchaser shall mutually determine in good faith whether any such easements are in fact necessary. If any such easements are so determined to be necessary, at Closing Seller and Purchaser shall execute appropriate easement agreements, in form and substance reasonably satisfactory to both parties.

e.                                       Seller and Purchaser each acknowledge and agree that the size of the Land and the four (4) buildings located on the Land are presently estimated to be the number of acres (for the Land) and square feet (for the buildings) as specified in this Agreement and in the draft of the Lease attached hereto. During the Review Period, Purchaser shall measure the size of the Land and the four (4) buildings and if the results of such measurements differ substantially from what is specified in this Agreement and/or the Lease, Purchaser shall have the right to terminate this Agreement during the Review Period, in which event the Escrow Deposit shall be immediately returned to Purchaser without the necessity of Seller signing any instructions.

f.                                         It is the intention of the parties hereto that the adjacent parcels of land referred to as the “excess land/parcels” are not included in the definition of the Land. Accordingly, during the Review Period, Seller and Purchaser shall cooperate and work together in good faith to promptly confirm that the legal description of the Land as described in Exhibit A hereto does not include such “excess land/parcels.”  If the legal description attached hereto as Exhibit A is determined to be incorrect, Seller shall immediately substitute the correct legal description as Exhibit A in lieu of the exhibit attached hereto. Seller shall expeditiously confirm the accuracy of said legal description of the Land, but in no event later than ten (10) business days after the Effective Date hereof.

4.                                      Closing; Closing Documents.

a.                                       The Closing of this transaction (the “Closing”) shall mean the date that the Special Warranty Deed (as hereinafter defined) is recorded in the official records of Collin County, Texas and possession of the Property is delivered to Purchaser. Unless otherwise agreed to in writing by the parties, escrow shall close on or before December 22, 2006 (the “Closing Date”). Upon execution of this Agreement, the parties hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Agent and this instrument shall serve as the instructions to Escrow Agent for the purchase and sale

3

contemplated hereby. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between this Agreement and any supplementary escrow instructions, this Agreement shall control.

b.                                      Possession of the Property shall be delivered to Purchaser at Closing free and clear of any and all liens, restrictions or other encumbrances other than the Lease and the Permitted Exceptions, as provided above. Notwithstanding the foregoing, Seller may have an additional period of time pursuant to a license agreement between the parties (the form and content of which will be negotiated and finalized during the Review Period), not to exceed sixty (60) days after the Closing, in which to remove its personal property from the 780 Building, and upon such removal the 780 Building shall be delivered by Seller to Purchaser in broom clean condition and state of repair, and otherwise in the condition required under Subsection 8.c.(2) hereof. Seller agrees to deliver at Closing, the following:  (i) a duly executed special warranty deed conveying the Property to Purchaser in the form attached hereto as Exhibit B (the “Special Warranty Deed”); (ii) evidence of Seller’s authority to consummate the contemplated transaction reasonably satisfactory to the Title Company and Purchaser; (iii) a non-foreign certificate satisfactory for compliance with Internal Revenue Service reporting purposes and any similar forms required by the State of Texas; (iv) an affidavit in form reasonably and customarily required by the Title Company sufficient for the Title Company to issue to Purchaser a TLTA Owner’s Policy of Title Insurance on the Property in the amount of the Purchase Price (the “TLTA Title Policy”); (v) the duly executed Lease; (vi) two (2) original counterparts of a general assignment, in the form attached hereto as Exhibit E for the Licenses, Permits and Warranties, duly executed by Seller; (vii) two (2) originals of a bill of sale, in the form attached hereto as Exhibit F, transferring the Personal Property to Purchaser, duly executed by Seller; (viii) an amount equal to the base rent (the “Rent Payment”) coming due under the Lease for the first full month of the Lease term, plus the pro-rated amount of any Rent Payment due for any partial month of the Lease term commencing at Closing; (ix) two (2) originals of a license agreement for Seller’s access and use of the 780 Building for a 60-day period after the Closing (the “License Agreement”); and (x) any other documents as may be necessary to comply with Seller’s obligations under this Agreement.

c.                                       At Closing, the Purchase Price shall be paid by Purchaser to Seller by federal funds wire transfer or other funds acceptable to Seller, subject to adjustments under Section 6 hereof. At Closing, Purchaser agrees to deliver to Seller a duly executed original of the Lease together with any notice or memorandum of lease required thereby, and any other documents as may be necessary to comply with Purchaser’s obligations under this Agreement.

5.                                      Liquidated Damages.

a.             SHOULD PURCHASER DEFAULT IN ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT UPON WRITTEN NOTICE TO ESCROW AGENT AND TO RECEIVE THE ESCROW DEPOSIT THERETOFORE PAID BY PURCHASER UNDER THIS AGREEMENT WHICH AMOUNT IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER, AND SUCH SUM SHALL BE PAID TO AND RETAINED BY SELLER AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY; PROVIDED HOWEVER, THAT THE REMEDY OF LIQUIDATED DAMAGES SET FORTH IN THIS SECTION SHALL NOT LIMIT,

4

AND SHALL NOT BE DEEMED TO LIMIT, IN ANY WAY THE REMEDIES AVAILABLE TO SELLER UNDER SECTIONS 8.a AND 14 OF THIS AGREEMENT, AND/OR SELLER’S RIGHT TO RECOVER ACTUAL DAMAGES FOR PURCHASER’S BREACH OF ANY OF THE WARRANTIES AND REPRESENTATIONS OF PURCHASER CONTAINED IN THIS AGREEMENT, PROVIDED THAT SUCH BREACH IS DISCOVERED BY SELLER FOLLOWING DELIVERY OF THE DEED AND AS A RESULT OF SUCH BREACH SELLER IS REQUIRED TO RETURN ALL OR ANY PORTION OF THE PURCHASE PRICE TO A CLAIMANT. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A MATERIAL DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, THE PARTIES ACKNOWLEDGE THAT THE ESCROW DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A MATERIAL DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER. SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Purchaser’s Initials

[ILLEGIBLE]	[ILLEGIBLE]

b.                                      Should Seller default in its material obligations under this Agreement for any reason, Purchaser, as its sole right and remedy at law or in equity, may either (i) terminate this Agreement upon written notice to Seller, whereupon Purchaser shall be entitled to receive an immediate return of the Escrow Deposit theretofore paid under this Agreement, plus, within five (5) business days after receipt of reasonable evidence verifying such costs, all of Purchaser’s actual out of pocket costs incurred in connection with this transaction and Purchaser’s due diligence with respect to the Property up to the maximum of $100,000, or (ii) seek the remedy of specific performance against Seller.

c.                                       In the event of any dispute or either party hereto defaults (or is alleged to have defaulted) in the performance of any of the terms, covenants, agreements or conditions contained in this Agreement, and the other party hereto places the enforcement of this Agreement, or any part hereof, in the hands of attorneys, or files suit upon the same, the non-prevailing party agrees to pay the reasonable attorneys’ fees and all court costs of the prevailing party.

6.                                      Prorations; Closing Costs. Any transfer, documentary, sales, use, registration, value-added and real estate transfer taxes and any similar taxes, recording fees, and related fees incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be prorated in accordance with county custom. Notwithstanding the preceding sentences, any real estate taxes and assessments or other municipal charges due and payable as of the Closing shall be paid in full at Closing by Seller, and all other such real estate taxes, assessments, municipal charges, other recurring expenses normal to the operation and maintenance of the Property and not payable by Seller as the tenant under the Lease, and other items customarily adjusted between buyers and sellers in the vicinity of the Property, shall be prorated as of the Closing; provided, however, Seller shall be solely responsible for the payment of all (a) water, sewer and utility charges and other recurring expenses which are payable by Seller as the tenant under the Leases and (b) all supplemental taxes levied, assessed or otherwise accrued which are

5

applicable to any period of time prior to the Closing Date. If the tax figures used for the closing adjustments are based on estimated figures, the parties agree to make any necessary adjustments between themselves when the actual figures for the year of Closing are known. All agreements between Seller and Purchaser set forth in this Agreement relating to the proration and payment of any items set forth in this Section 6 and any subsequent adjustment of amounts for such items following the Closing shall survive the Closing and shall not merge therein. Except as is otherwise provided herein, each party shall pay its own attorneys’ fees, and all other closing costs shall be allocated as is customary in the vicinity of the Property. Seller shall pay 50% of all escrow costs and 100% of the title insurance premiums for an owner’s standard form Texas Land Title Association title insurance policy, issued by the Title Company in the amount of the Purchase Price. Purchaser shall pay 50% of all escrow costs and 100% of the costs of (i) any endorsements to such title insurance policy (excluding those endorsements, if any, required by the Title Company to be obtained in order to cause the removal from title of the Title Objections which Seller has agreed to remove in accordance with the provisions of Section 3.c above, the cost of which shall be paid by Seller) and/or any additional costs for an ALTA form policy (if available), and (ii) the Title Report, the Survey, and any due diligence performed by or at the request of Purchaser.

7.                                      Damage and Condemnation. If, prior to the Closing, (i) the Property is destroyed or damaged and such destruction or damage shall cost more than $250,000.00 to repair, (ii) the Property becomes subject to a taking by virtue of eminent domain, or (iii) any casualty or condemnation proceeding affecting the Property would allow Seller, as tenant, to terminate any or all of the Leases or abate rent as a result of such occurrence (unless Seller waives, in writing, such right to abate rent), Purchaser may terminate this Agreement, whereupon the Title Company shall return the Escrow Deposit to Purchaser immediately. If any destruction or damage shall cost less than $250,000.00 to repair, or if Purchaser otherwise does not elect to terminate this Agreement hereunder, then Purchaser shall close on the purchase of the Property without adjustment of the Purchase Price except as otherwise set forth in this Section 7, and Seller shall assign to Purchaser all interest of Seller in and to any condemnation awards or insurance proceeds which may be payable to Seller on account of such occurrence; provided that, if any such awards or proceeds are actually paid prior to the Closing, Seller shall be entitled to retain such awards or proceeds and Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to the amount of such awards or proceeds retained by Seller up to the amount of the Purchase Price.

8.                                      Purchaser Review Period and Termination Rights.

a.                                       Purchaser shall have a period of time (the “Review Period”) consisting of the period of time from and after the Effective Date through and including December 8, 2006 (until 5:00 p.m. Pacific Time on said date), in which to investigate and review the status of the physical condition of the Property. Purchaser shall have the right, upon at least 24 hours prior notice to Seller and at reasonable times, to go on the Property and conduct all inspections, tests, and other studies that Purchaser deems necessary or advisable; provided that all such inspections shall be at Purchaser’s sole risk and expense and if the Closing does not occur, the Property shall be restored substantially to its present condition in the event of any damage caused by any such tests or studies. Purchaser shall not materially disturb the ongoing activities of Seller at the Property. All costs and expenses related to Purchaser’s inspection of the Property shall be paid by Purchaser, and Purchaser agrees to indemnify and hold Seller harmless from and against all such costs and expenses. Purchaser shall not permit any liens to attach to the Property by the reason of the exercise of Purchaser’s rights hereunder. Purchaser will indemnify and hold Seller harmless from and against any and all liens by contractors, subcontractors, materialmen or laborers performing work or tests

6

for Purchaser, and from and against any and all claims for all losses, costs and/or damages by Seller and/or third parties arising out of the conduct of such work and tests and/or any other activities of Purchaser or Purchaser’s employees or agents on the Property; provided, however, any such indemnity and defense will not include any claims or damages caused by the negligence or willful misconduct of Seller, any pre-existing conditions, or the effects of the discovery of the presence of any hazardous materials (provided that Purchaser exercises due care upon the discovery of any hazardous materials and shall take all commercially reasonable appropriate measures to prevent any migration of such hazardous materials). Upon Seller’s written request and without any warranty of any kind nor the ability of Seller to rely thereon or otherwise re-use such materials, Purchaser shall make available to Seller copies of any third party reports or studies prepared on behalf of Purchaser with respect to its investigation of the Property. Prior to entering the Property, Purchaser shall provide to Seller a certificate of insurance evidencing comprehensive general liability coverage in the amount of at least $1,000,000, naming Seller as an additional insured with respect to the Property. The provisions of this Section 8.a shall survive the Closing or any earlier termination of this Agreement for a period of one (1) year.

b.                                      Seller hereby agrees that, if Purchaser shall not be satisfied (in Purchaser’s sole and subjective discretion) with the due diligence performed pursuant to the foregoing Section 8.a, Purchaser may terminate this Agreement by giving written notice of termination to Seller before 5:00 p.m. (Pacific Time) on the last day of the Review Period. If the termination notice provided in this Section 8.b is timely given, then in such event, the Agreement will terminate and the Title Company shall be obligated to immediately return the Escrow Deposit to Purchaser. If such termination notice is not timely given, then Purchaser shall be deemed to have disapproved of such due diligence and in such event, this Agreement shall automatically terminate and the Escrow Agent shall be obligated to immediately return the Escrow Deposit to Purchaser. If Purchaser is satisfied with such due diligence, Purchaser may waive the foregoing termination right by giving written notice of such waiver to Seller before the expiration of the Review Period.

c.                                       Following the Contingency Expiration Date, Purchaser’s obligation to consummate the purchase of the Property shall be subject to the satisfaction of the following conditions (collectively, the “Closing Conditions”):

(1)                                  All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and, as of the Closing Date, such representations and warranties shall be true and correct in all material respects and no fact or condition shall exist which is materially and adversely inconsistent with such representations and warranties.

(2)                                  The physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear and (subject to Section 7 above) loss by casualty excepted, and, as of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would, in Purchaser’s reasonable discretion, materially and adversely affect the value of the Property or the ability of Purchaser to operate the Property as intended by Purchaser.

(3)                                  Seller will execute and deliver to Purchaser, on the Closing Date, an estoppel certificate from Seller, as the tenant under the Lease. Said certificate shall be substantially in the form of

7

the Estoppel Certificate attached hereto as Exhibit H, and shall be dated as of the Closing Date (the “Estoppel Certificate”). If Seller is unable to provide Purchaser with the Estoppel Certificate on the Closing Date substantially in the form of said Exhibit H, or in another mutually agreeable form in the event that any future change in facts or circumstances requires Seller to modify such Exhibit H form, Purchaser may elect to either (i) terminate this Agreement, in which case the Escrow Deposit shall be returned to Purchaser, or (ii) consummate the transaction in accordance with the provisions hereof without any reduction in the Purchase Price. If requested by Purchaser, Seller will execute and deliver to Purchaser on the Closing Date a subordination, non-disturbance and attornment agreement from Seller (the “SNDA”), as tenant under the Lease. Said agreement shall be in such form as Purchaser’s lender and Seller shall mutually agree upon, and shall be dated as of the Closing Date. If Seller is unable to provide Purchaser with a fully-executed SNDA on the Closing Date, Purchaser may elect to either (i) terminate this Agreement, in which case the Escrow Deposit shall be returned to Purchaser, or (ii) consummate the transaction in accordance with the provisions hereof without any reduction in the Purchase Price. Notwithstanding the foregoing, if Purchaser’s lender is other than Countrywide Commercial Real Estate Finance, Inc., Seller and Purchaser acknowledge and agree that such lender may require a form of Estoppel Certificate different from that attached hereto as Exhibit H; in such event, the parties hereto agree to cooperate and use good faith efforts to approve an Estoppel Certificate reasonably acceptable to Seller, Purchaser and Purchaser’s lender.

(4)                                  Seller delivering to Purchaser all documents required for the Closing hereunder, including without limitation, the documents and instruments specified in Section 4.b, above.

(5)                                  At the Closing the Title Company shall be irrevocably committed to issue to Purchaser the TLTA Title Policy pursuant to Section 4.b, above.

(6)                                  On the Closing Date, Seller shall deliver to Purchaser (or shall have previously delivered) originals, or copies to the extent originals are not available, of the Plans (defined in Exhibit B); and all operating manuals, service records and similar documents for the elevators, HVAC and other equipment and building systems.

(7)                                  All other conditions to Purchaser’s obligation to consummate the Closing set forth in the Agreement shall be satisfied by the Closing Date.

d.                                      If any of the Closing Conditions are not satisfied or waived, in writing, by Purchaser by the Closing Date, Purchaser shall notify Seller in writing of those Closing Conditions which have not been satisfied or otherwise waived by Purchaser (the “Closing Conditions Failure Notice”), which Closing Conditions Failure Notice shall be delivered to Seller on or before the Closing Date. Seller shall have one (1) business day after Purchaser has delivered to Seller the Closing Conditions Failure Notice (and the Closing Date shall be extended if necessary to give Seller such one (1) business day period) to notify Purchaser in writing of Seller’s election either to (i) take such actions as may be necessary to cure such matters to Purchaser’s satisfaction prior to the Closing (as same may be extended), or (ii) advise Purchaser that Seller will not cure such matters (the “Seller’s Conditions Notice”). If Seller elects not to cure such matters, then within one (1) business day after Purchaser’s receipt of the Seller’s Conditions Notice (and the Closing Date shall be extended if necessary to give Purchaser such one (1) business day period), Purchaser, may at its option either (x) proceed with the Closing without adjustment of the Purchase Price, or (y) terminate this Agreement by delivering written notice thereof to Seller and have the Escrow Deposit

8

returned to Purchaser, as Purchaser’s sole and exclusive remedy at law or in equity. If Purchaser elects to terminate this Agreement, neither Seller nor Purchaser shall have any further liability or obligations hereunder. If Seller elects to cure such matters as set forth in the Closing Conditions Failure Notice, Seller shall promptly use diligent efforts to cure same and the Closing Date shall be extended for a period of time acceptable to both Seller and Purchaser to enable Seller to accomplish same. Failure by Purchaser to notify Seller of the approval or waiver by Purchaser of any of the contingencies set forth in this Agreement shall be deemed disapproval by Purchaser of such matters.

9.                                      Representations, Warranties and Covenants of Purchaser. Purchaser represents and warrants to and covenants with Seller as follows:

a.                                       Purchaser is a limited liability company duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation.

b.                                      Purchaser has all requisite power and authority to execute and deliver this Agreement and any associated agreements to which it is a party and to perform its obligations hereunder and thereunder, without the joinder or consent of any other person or other party.

10.                               Representations, Warranties and Covenants of Seller. Seller represents and warrants to and covenants with Purchaser as follows:

a.                                       Seller has good record title to the Property.

b.                                      Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. Seller has all requisite power and authority to execute and deliver this Agreement and any associated agreements to which it is a party and to perform its obligations hereunder and thereunder, without the joinder or consent of any other person or other party.

c.                                       There is no pending condemnation or similar proceeding affecting the Property.

d.                                      There are no legal actions, suits or other legal or administrative proceedings pending which would affect Seller’s interest in the Property.

e.                                       There are no leases, licenses, subleases or occupancy agreements with respect to the Property in effect and no person or party other than Purchaser has any right or option to lease, purchase, occupy, use or possess the Property, or any portion thereof or any interest therein.

f.                                         To Seller’s actual knowledge, without duty of investigation, there are no material physical defects of the Property or any off-site improvements and all such items are in good operating condition and repair and in compliance with all applicable governmental laws and regulations.

g.                                      Seller has no knowledge of any previous or present release, remediation, generation, storage, disposal or existence on, in or under the Property of any hazardous materials and Seller has not generated, released, stored, or disposed of any hazardous materials on, in or under the Property in violation of any laws, statutes, orders or regulations.

9

h.                                      All Contracts (as defined in Exhibit C) held by Seller as tenant under the Lease shall be maintained by Seller, as tenant, in accordance with the provisions of the Lease.

i.                                          There are no property or asset management agreements in effect with respect to the Property.

j.                                          Seller shall not, after the Effective Date, without first involving Purchaser therein and obtaining Purchaser’s written consent thereto, enter into any lease, amendment of lease, contract or other agreement affecting the 780 Building which would survive the Closing. Seller shall fully cooperate with Purchaser in its acquisition of the Property, including, but not limited to, promptly delivering to Purchaser a list of all potential tenants and their representatives and telephone numbers, and if requested to do so by Purchaser, making introductions to such representatives, touring prospective tenants through the 780 Building, allowing Purchaser to directly negotiate with any and all potential tenants, and executing any and all reasonably necessary documents as requested by Purchaser. Purchaser shall have the right to disclose to all interested parties the existence of this Agreement.

11.                               Limitation of Survival. The covenants, representations and warranties of Purchaser and Seller set forth above and contained elsewhere in this Agreement shall survive and be enforceable after the Closing for a limited period of nine (9) months following the Closing (the “Survival Period”).

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 10 HERETO, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY INCLUDING WITHOUT LIMITATION WITH RESPECT TO ANY HAZARDOUS SUBSTANCE OR ENVIRONMENTAL MATTERS, IT BEING SPECIFICALLY UNDERSTOOD BY PURCHASER THAT, EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10 HERETO, THE PROPERTY IS BEING SOLD AND TRANSFERRED “AS IS” IN ALL RESPECTS. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF PURCHASER’S, WHETHER OR NOT SELLER HAS BEEN MADE AWARE OF ANY SUCH PURPOSE.

12.                               Limitation of Liability. Seller shall not be liable for any amounts with respect to the breach of a representation, covenant, or warranty unless and until such amounts shall exceed, in the aggregate, fifty thousand dollars ($50,000) (the “Limitation Amount”) (in which case Seller shall only be liable with respect to the excess over the Limitation Amount). Seller shall have no liability with respect to any such matter for individual amounts of less than ten thousand dollars ($10,000) until such amounts, in the aggregate, exceed the Limitation Amount, in which case Seller shall only be liable with respect to the excess over the Limitation Amount. In no event shall Seller’s liability with respect to the breach of covenants, representations and warranties exceed twenty-five percent (25%) of the Purchase Price in the aggregate.

13.                               Due Diligence. Purchaser agrees that it will have engaged in the entire due diligence effort it deems appropriate as of the end of the Review Period. The sale of the Property is on an “AS IS, WHERE IS” basis, and is based solely upon the results of such due diligence without reliance upon the representations or statements of Seller, other than as expressly set forth in Section 10.

10

14.                               Brokers. Purchaser agrees to pay a commission to Commercial Property Services/CORFAC International (the “Broker”), which commission shall be payable at the Closing pursuant to a separate written agreement between Purchaser and the Broker. It is agreed that if any other claims for brokerage commissions or fees are ever made against Seller or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose commitments form the basis of such claim. It is further agreed that each party agrees to indemnify and hold harmless the other from and against any and all other such claims or demands with respect to any brokerage fees or agents’ commissions or other compensation asserted by any other person, firm or corporation in connection with this Agreement or the transactions contemplated hereby insofar as any such claim or demand is based upon a contract, commitment or other actions of the indemnifying party. The provisions of this Section shall survive the Closing.

15.                               Assignment of Agreement. Without being relieved of any liability under this Agreement, Purchaser reserves the right to take title to the Property in a name or nominee other than Purchaser. Purchaser may assign its rights and delegate its obligations under this Agreement to (i) any affiliated or related entity of Purchaser, or (ii) any entity in which Purchaser or an affiliated or related entity of Purchaser is a member or partner, without first obtaining Seller’s consent thereto; provided that, Purchaser delivers to Seller prior written notice thereof and a copy of any assignment agreement. No assignment by Purchaser shall relieve Purchaser of its obligations under this Agreement.

16.                               Purchaser Audit Rights. To the extent not previously delivered to Purchaser, Seller shall provide, or cause to be provided, to Purchaser and Dividend Capital copies of and shall grant Purchaser and Dividend Capital access to, such factual information relating to the Property (the “Disclosure Information”) that is reasonably requested by Purchaser and Dividend Capital and is in Seller’s possession or control, to enable Dividend Capital to make the necessary filings as and when such filings with the Securities and Exchange Commission are required and to otherwise permit Dividend Capital to comply with laws applicable to public companies, generally. Seller shall have no obligation to assume any liability as a result of such cooperation, and Purchaser acknowledges and agrees that all Disclosure Information delivered by Seller to Purchaser, Dividend Capital and its auditor will be delivered as a convenience only and that any reliance on or use of such Disclosure Information shall be at the sole risk of Purchaser, Dividend Capital and its auditor. Purchaser, on behalf of itself and Dividend Capital, acknowledges and agrees that none of Seller, any affiliate of the Seller or the person or entity that prepared such Disclosure Information delivered to Purchaser, Dividend Capital or its auditor shall have any liability to Purchaser, Dividend Capital or its auditor for any inaccuracy in or omission from any Disclosure Information. The obligations of Purchaser under this Section 16 shall survive the Closing.

17.                               Miscellaneous.

a.                                       Time is of the essence of this Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that Seller is willing to enter into this Agreement at the stated Purchase Price on the express condition that the Closing shall occur by the stated Closing Date, and in the event that Purchaser shall not be prepared to close on such Closing Date, Seller shall be under no obligation to extend the Closing Date and shall have the right to immediately enforce its remedies as provided in Section 5 of this Agreement.

11

b.                                      This Agreement constitutes the entire agreement of the parties hereto, supersedes any prior agreement with respect to the subject matter hereof, and may not be modified, amended or supplemented except by a written agreement signed by Seller and Purchaser and dated subsequent to the date hereof. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of the Agreement shall not be affected thereby. This Agreement may not be recorded.

c.                                       This Agreement shall be enforced, construed and interpreted under the laws of the State of Texas.

d.                                      Any notice hereunder must be in writing, and shall be effective (i) three (3) days after deposit in the United States Mail, Certified Return Receipt Requested, (ii) one (1) day after deposit with a recognized overnight courier service, or (iii) upon receipt (or refusal of receipt) if delivered via personal delivery or facsimile, addressed to the parties as set forth below (or such other address as may be designated from time to time, in writing, as provided in this Section):

To Seller:	Flextronics International USA, Inc.
2090 Lundy Avenue
San Jose, CA 95131
Attention: Timothy Stewart
Phone number: 408.576.7746
Facsimile number: 408.428.0859
E-mail: tim.stewart@flextronics.com

with a copy to:	Robins, Kaplan, Miller & Ciresi L.L.P.
800 Boylston Street
Boston, MA 02199
Attention: Mark S. LaConte, Esq.
Phone number: 617.859.2785
Facsimile number: 617.859.2726
E-mail: mslaconte@rkmc.com

To Purchaser:	WESTCORE PROPERTIES AC, LLC
235 Pine Street, Suite 1150
San Francisco, California 94104
Attention: Neil Johnson
Phone number: 415-391-8400
Facsimile number: 415-391-8406
E-mail: njohnson@westcore.net

12

with a copy to:	WESTCORE PROPERTIES AC, LLC
4445 Eastgate Mall, Suite 210
San Diego, California 92121
Attention: Diane Robertson
Phone number: (858) 625-4100 ext. 223
Facsimile number: (858) 678-0060
E-mail: drobertson@westcore.net

with a copy to:	Real Estate Law Group, LLP
2330 Marinship Way, Suite 211
Sausalito, California 94965
Attention: Bonnie Frank, Esq.
Phone number: 415-331-2555
Facsimile number: 415-331-7272
E-mail: bfrank@relg.com

e.                                       The “Effective Date” of this Agreement shall be the date on which the Title Company shall have received a copy of this Agreement signed by the Seller and Purchaser. The Title Company’s receipt shall be conclusive as to the Effective Date, and the Title Company shall immediately notify Purchaser and Seller of the Effective Date.

f.                                         This Agreement may be executed in counterparts, each of which will be an original and all of which taken together shall constitute one contract. The parties agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered. Facsimile signatures of this Agreement shall be binding upon the parties, provided that hard copies of such signatures are delivered (as specified herein) within forty-eight (48) hours thereafter.

g.                                      If any date set forth in the Agreement for the performance of any obligation by Purchaser or Seller for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday, or legal holiday. For purposes of this paragraph “legal holiday” shall mean any state or federal holiday for which financial institutions or post offices are generally closed in the vicinity of the Property, for the observance thereof.

h.                                      This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns wherever the context so requires or admits.

i.                                          Seller agrees that Purchaser shall have no liability whatsoever as a successor in interest for any contracts or agreements entered into by Seller prior to Closing in connection with its ownership or operation of the Property or the use, occupancy or construction of the Improvements located thereon; and Seller shall fully perform all of its commitments and obligations under any such contracts and agreements and shall indemnify and defend Purchaser against (by counsel reasonably acceptable to Purchaser) and hold Purchaser and its partners and members harmless from any and all losses, costs,

13

damages, liabilities and expenses, including without limitation reasonable attorneys’ and experts’ fees and costs and brokerage commissions with respect to such contracts and agreements referenced herein.

j.                                          Seller and Purchaser shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transaction contemplated hereby. Except for such instruments and documents as the parties are obligated to deliver by the terms of this Agreement, such cooperation shall be without additional cost or liability. The provisions of this section shall survive the Closing.

k.                                       Purchaser shall have the right (provided Purchaser has notified Seller in writing at least seven (7) days prior to the date set for the Closing) to assign its rights (but not delegate its obligations) under this Agreement to an accommodator, pursuant to an agreement reasonably acceptable to both Seller and Purchaser, which will enable Purchaser to accomplish a deferred exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code, as amended. The parties shall cooperate with one another in such exchange provided that: (i) Seller shall not incur any additional liability or financial obligation as a consequence of Purchaser’s exchange; (ii) any such exchange shall in no way increase the amount of monies for which Seller is obligated to pay under the provisions of this Agreement; (iii) Seller shall not be required to accept title (beneficial or legal) to any parcel or parcels of other real property; (iv) Purchaser shall defend, protect, indemnify and hold Seller harmless from any and all liabilities, claims, losses, or expenses which Seller incurs, or to which Seller may be exposed, as a result of Seller’s participation in the exchange contemplated herein, including, but not limited to, reasonable attorneys’ fees and other costs of defense; and (v) all covenants of Purchaser as set forth in this Agreement shall not be affected or limited by Purchaser’s use of an exchange accommodator. The performance by the parties of their obligations under this Agreement shall not be contingent upon Purchaser’s ability to effectuate an exchange, provided that Seller does not take any acts or fail to take any acts which materially and adversely affects Purchaser’s ability to effectuate such an exchange.

l.                                          If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

m.                                    The acceptance of a deed by Purchaser or its nominee or assignee, as the case may be, shall be deemed to merge and be a full performance and discharge of every agreement and obligation of Seller herein contained or expressed, except such as are, by the express terms hereof, to be performed after the delivery of said deed, including, but not limited to, the continued effectiveness of Seller’s representations and warranties contained herein which shall neither terminate nor be deemed merged until the end of the Survival Period (provided no claim has been brought by Purchaser prior to the end of the Survival Period).

[SIGNATURE PAGE TO FOLLOW]

14

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates indicated below.

SELLER:

FLEXTRONICS INTERNATIONAL USA, INC.,
a California corporation

By:	/s/ Timothy L. Stewart
Name:	Timothy L. Stewart
Title:	VP

Date executed by Seller: November 3, 2006

PURCHASER:

WESTCORE PROPERTIES AC, LLC,
a Delaware limited liability company

By:	/s/ Donald Ankeny
Name:	Donald Ankeny
Title:	President

Date executed by Purchaser: Nov. 6th, 2006

15

The undersigned hereby acknowledges receipt of a fully executed copy of this Agreement, and agrees to perform the duties of the Title Company, including disbursement of the Escrow Deposit, strictly in accordance with the terms of this Agreement.

TITLE COMPANY:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Joycelyn Armstrong
Name:	Joycelyn Armstrong
Title:	Commercial Escrow Officer

Date: November 8, 2006

16

EXHIBIT A

LEGAL DESCRIPTION OF LAND

LOTS 1, 2 AND 3, BLOCK A OF FLEXTRONICS CAMPUS ADDITION, an addition to the Cities of Richardson and Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet N, Page 527, Map Records, Collin County, Texas.

1

EXHIBIT B

FORM OF LEASE

See Attached

1

WESTCORE PROPERTIES, LLC

Single-Tenant lndustrial/Commercial Lease

(Net)

1.                                       Basic Provisions (“Basic Provisions”).

1.1                                 Parties: This Lease (“Lease”), effective December              , 2006 (“Effective Date”), is made by and between WESTCORE                             , LLC, a Delaware limited liability company (“Lessor”) and FLEXTRONICS INTERNATIONAL USA, INC., a California corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2                                 Premises; Parking.

(a)                                  Premises: That certain real property, including all improvements therein, commonly known by the street addresses 600, 620, and 640 Shiloh Road located in Plano, Texas, as outlined on Exhibit A attached hereto (“Premises”). The Premises includes one building located at 600 Shiloh Road (the “600 Building”) consisting of approximately [178,000 square feet; to be confirmed during Review Period], one building located at 620 Shiloh Road (the “620 Building”) consisting of approximately [125,000 square feet; to be confirmed during Review Period], and one building located at 640 Shiloh Road (the “640 Building”) consisting of approximately [136,000 square feet; to be confirmed during Review Period] (each, a “Building” and, collectively, the “Buildings”). (Also see Paragraph 2.)

(b)                                 Parking: Lessee shall be entitled to use all vehicle parking spaces within the Premises (“Parking Spaces”), but none of the vehicle parking spaces utilized in connection with the building located at 780 Shiloh Road, Plano, Texas (the “780 Building”). (Also see Paragraph 2.3.)

1.3                                 Term: The term of this Lease shall be for a period of one hundred twenty (120) full calendar months (“Original Term”) commencing on the date (the “Commencement Date”) that Lessor acquires fee simple title to the Premises from Lessee as set forth in Paragraph 2.1 below. The term “Expiration Date” shall mean the date that is the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs. For purposes of this Lease, the “Term” of this Lease shall refer to the Original Term, as it may be extended or renewed by any properly exercised options granted hereunder. (Also see Paragraph 3.)

1.4                                 Early Possession: Not Applicable. Lessee is the current owner and occupant of the Premises.

1.5                                 Base Rent: Payable monthly, commencing on the Commencement Date and continuing on the first day of each month thereafter during the Term, in the amount described in the tables that appear below for each of the three Buildings (“Base Rent”): [SQ. FT. TO BE CONFIRMED]

(a)                    The 600 Building

Monthly
Months of	Installment
Original Term	of Base Rent

1 through l2	$100,125.00

13 through 24	$103,128.75

25 through 36	$106,222.61

37 through 48	$109,409.28

49 through 60	$112,691.55

61 through 72	$116,072.29

73 through 84	$119,554.45

85 through 96	$123,141.08

97 through 108	$126,835.31

109 though 120	$130,640.36

(b)                   The 620 Building

Monthly
Months of	Installment
Original Term	of Base Rent

1 through 12	$44,270.83

13 through 24	$45,598.95

25 through 36	$46,966.95

37 through 48	$48,375.96

49 through 60	$49,827.24

61 through 72	$51,322.06

73 through 84	$52,861.72

85 through 96	$54,447.58

Monthly
Months of	Installment
Original Term	of Base Rent

97 through 108	$56,081.01

109 though 120	$57,763.44

(c)                    The 640 Building

Monthly
Months of	Installment
Original Term	of Base Rent

1 through 12	$76,500.00

13 through 24	$78,795.00

25 through 36	$81,158.85

37 through 48	$83,593.62

49 through 60	$86,101.43

61 through 72	$88,684.72

73 through 84	$91,345.25

85 through 96	$94,085.61

97 through 108	$96,908.18

109 though 120	$99,815.43

1.6                                 Permitted Use: Lessee shall use and occupy the Premises for general office, manufacturing and warehouse uses as may be permitted under existing zoning laws governing the Premises and for no other use or purpose (“Permitted Use”). (Also see Paragraph 6.)

1.7                                 (a)                                  Real Estate Brokers. The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

☐                                    represents Lessor exclusively (“Lessor’s Broker”);

☒                                  CPS CORFAC International represents Lessee exclusively (“Lessee’s Broker”);

☐                                                                                                  represents both Lessor and Lessee (“Dual Agency”) (Also see Paragraph 15.)

(b)                                 Payment to Brokers. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s)

1.8                                 Guarantor(s): The obligations of Lessee under this Lease are to be guaranteed by None (“Guarantor”). (See also Paragraph 37)

1.9                                 Exhibits. Attached hereto are Exhibits A and B, all of which constitute a part of this Lease.

2.                                       Premises and Parking.

2.1                                 Lease Conditioned Upon Acquisition; Letting. As of the Effective Date, Lessee holds fee simple title to the Premises. Pursuant to that certain Purchase and Sale Agreement dated November    , 2006 (as assigned, the “Purchase Agreement”) by and between Lessee, as Seller, and Lessor, as Buyer, Lessee has agreed to sell the Premises to Lessor and Lessor has agreed to buy the Premises from Lessee, subject to the terms contained therein. Lessor’s obligations under this Lease are expressly conditioned upon Lessor acquiring fee simple title to the Premises from Lessee in accordance with the Purchase Agreement. Subject to the satisfaction of the foregoing condition precedent, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating Base Rent is an approximation which Lessor and Lessee agree is reasonable and any payments based thereon are not subject to revision whether or not the actual square footage is more or less.

2.2                                 Condition. Lessee acknowledges that it has occupied the Premises as the owner since                        and has constructed           of the Buildings, and, therefore, Lessee represents that it has full and complete knowledge concerning the condition of the Premises. Lessee agrees (i) to accept the Premises on the Commencement Date as then being suitable for Lessee’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, and (ii) that neither Lessor nor any of Lessor’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Lessee’s business or for any other purpose. Lessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Lessee’s purposes.

2.3                                 Vehicle Parking. Lessee shall be entitled to use all of the Parking Spaces in accordance with Subparagraph 1.2 (b) of the Basic Provisions.

3.                                       Term.

3.1                                 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2                                 Lessee’s Early Termination Right. Notwithstanding anything to the contrary contained in this Lease and provided that Lessee is not then in material Breach under this Lease, Lessee shall have a one time right to terminate this Lease on the seventh (7th) anniversary of the Commencement Date by giving Lessor written notice of Lessee’s election to terminate this Lease not less than one hundred eighty (180) days prior to such termination date. If Lessee fails to exercise such termination right in accordance with the foregoing terms, Lessee shall have no further right of early termination under this Section 3.2.

3.3                                 Option to Extend. Lessee shall have two (2) options (each, an “Option” and, collectively, the “Options”) to extend the Term for a period of five (5) years each (each, an “Option Term” and, collectively, the “Option Terms”), which Options shall be exercisable by written notice delivered by Lessee to Lessor as provided in this Paragraph 3, 4, provided that Lessee is not then in Breach under this Lease. The Option shall be exercisable only by the originally named Lessee under this Lease (the “Original Lessee”) or a Lessee’s Affiliate (as hereinafter defined) and only if the Original Lessee and/or Lessee’s Affiliate is in possession of at least fifty percent (50%) of the Premises.

(a)                                  Exercise of Option. The Options may be exercised by Lessee, if at all, only in the following manner: (i) Lessee shall deliver written notice (the “Option Notice”) to Lessor not more than twelve (12) months, nor less than nine (9) months, prior to the expiration of the Term or the first Option Term, as applicable, stating that Lessee is interested in exercising the Option; (ii) Lessor, after receipt of Lessee’s notice, shall deliver notice (the “Option Rent Notice”) to Lessee within thirty (30) days of Lessor’s receipt of the Option Notice setting forth the “Option Rent,” as that term is defined in subparagraph (b) below, which shall be applicable to the Lease during the applicable Option Term; and (iii) if Lessee wishes to exercise such Option, Lessee shall, on or before the date ten (10) business days after Lessee’s receipt of the Option Rent Notice, exercise such Option by delivering written notice thereof to Lessor, and upon, and concurrent with, such exercise, if the Option Rent was determined in accordance with subparagraph (b) below, Lessee may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in subparagraph (c) below.

(b)                                 Option Rent. The Base Rent payable by Lessee during the applicable Option Term (the “Option Rent”) shall be equal to the prevailing annual market rental value for comparable space in the area in which the Premises are located, including all escalations, at which tenants, as of the commencement of the applicable Option Term, are leasing non-sublease, non- renewal, non-encumbered, non-equity space in comparable buildings for a comparable term. In no event shall the Option Rent be less than the Base Rent then in effect.

(c)                                  Determination of Option Rent. In the event Lessee timely and appropriately objects to the Option Rent, Lessor and Lessee shall attempt to agree upon the Option Rent using their best good-faith efforts. If Lessor and Lessee fail to reach agreement within ten (10) days following Lessee’s objection to the Option Rent (the “Outside Agreement Date”), then Lessee may give written notice (“Appraisal Notice”) to Lessor that Lessee desires to have the Option Rent determined by appraisal pursuant to the procedures set forth in subparagraphs (i) through (iv) below.

(i)                                     Within ten (10) days after Lessor’s receipt of the Appraisal Notice in accordance with this Paragraph, Lessor and Lessee shall agree upon a list of three (3) independent, unaffiliated real estate brokers with at least five (5) years’ full-time experience brokering commercial properties within ten (10) miles of the Premises. Within five (5) days after agreement upon the list of brokers, Lessor and Lessee shall meet and each shall have the right to disqualify one (1) of the brokers until only one (1) broker (“Broker”) has not been disqualified by either Lessor or Lessee.

(ii)                                  Within fifteen (15) days after the appointment of the Broker, the parties shall each submit their determination of the Option Rent to the Broker and the Broker shall independently determine the Option Rent. The Option Rent shall equal the Option Rent submitted by Lessor or Lessee that is closest to the Option Rent determined by the Broker. The Broker shall not divulge to Lessor or Lessee the Option Rent determined by the Broker until both parties instruct it to do so in writing. The determination of the Broker in accordance with this subsection (c) shall be final and binding on the parties and a judgment may be rendered thereon in a court of competent jurisdiction.

(iii)                               If the parties fail to select the three (3) qualified brokers or the Broker, a Broker shall be selected by the then-Presiding Judge of the Superior Court of the State of Texas of the County in which the Premises are located, acting in his individual judicial capacity.

(iv)                              The cost of appraisal shall be paid by Lessor and Lessee equally.

During the period requiring the adjustment of monthly Base Rent to Option Rent, Lessee shall pay, as monthly Base Rent pending such determination, one hundred five percent (105%) of the monthly Base Rent in effect for the Premises immediately prior to such adjustment; provided, however, that upon the determination of the applicable Option Rent, Lessee shall pay Lessor the difference between the amount of monthly Base Rent Lessee actually paid and Option Rent immediately upon the determination of the Option Rent. Any amount of Base Rent Lessee has actually paid to Lessor which exceeds the Option Rent determined in accordance herewith shall be credited against Lessee’s future Option Rent obligations.

4.                                       Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without notice, offset or deduction (except as otherwise provided herein), on or before the day on which it is due under the terms of this Lease. For purposes of this Lease, Base Rent and all other sums or charges due Lessor from Lessee hereunder may be collectively referred to from time to time as “Rent” or “rent.” Rent for any period during the Term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the month involved. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5.                                       NNN Lease. Lessee hereby expressly acknowledges and agrees that it is the intention of the parties to this Lease that this Lease be construed and enforced as a NNN Lease with Lessee paying all of the customary expenses and other sums attributable to a NNN Lease in accordance with the provisions of this Lease.

6.                                       Use.

6.1                                 Use. Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.6 of the Basic Provisions, or any other legal use, which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

6.2                                 Hazardous Substances.

(a)                                  Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises, which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not, in Lessor’s good faith and reasonable business judgment, expose the Premises or any part thereof, or neighboring properties to any risk of contamination or damage or, in Lessor’s good faith and reasonable business judgment, expose Lessor to the possibility of any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of Hazardous Substance by Lessee upon Lessee’s giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises.

(b)                                 Duty to Inform Lessor. If Lessee knows that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)                                  Indemnification of Lessor. Lessee shall indemnify, protect, defend and hold Lessor (with counsel approved by Lessor), its directors, officers, agents, partners, members, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any: (i) Hazardous Substance located in, on, under or about the Premises prior to the expiration or earlier termination of this Lease, whether arising before or during the Term of this Lease, except for any Hazardous Substance introduced to, or released at, the Premises by Lessor, or (ii) the breach of any term, condition, representation or warranty contained in this Paragraph 6. Lessee’s obligations under this Subparagraph 6.2 (c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(d)                                 Environmental Questionnaire Disclosure. Prior to the execution of this Lease, Lessee shall complete, execute and deliver to Lessor a Hazardous Substances Survey Form in the form of Exhibit B attached hereto (“Survey Form”), and Lessee shall certify to Lessor and Lessor’s lenders that all information contained in the Survey Form is true and correct to the best of Lessee’s knowledge and belief. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely on the information contained therein. Within thirty (30) days following receipt by Lessee of a written request therefore from Lessor (which request shall not be made by Lessor more often than one time during any 24 month period unless Lessor has a reasonable belief that the Hazardous Substances stored, generated, used or disposed of at the Premises is materially different from those disclosed on the most recent Survey Form provided by Lessee), Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Lessee intends to store, generate, use or dispose of on, under or about the Premises. At Lessor’s option, Lessee’s disclosure obligation under this Subparagraph shall include the requirement that Lessee update, execute and deliver to Lessor the Survey Form, as the same may be reasonably modified by Lessor from time to time.

6.3                                 Lessee’s Compliance with Applicable Requirements. Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all Applicable Requirements relating to Lessee’s particular use of, or improvements to, the Premises; provided, however, if any improvements or other work to the Premises is required as a result of changes in laws, rules, regulations, statutes, ordinances, and similar requirements but such improvements or other work is not governmentally-mandated to be done and not otherwise related to Lessee’s particular use of, or improvements made to, the Premises, then Lessor shall perform such work at its sole cost and expense. Any improvements or other work to the Premises which is necessitated by governmentally-mandated Applicable Requirements shall be paid for by Lessee in the same manner as Capital Expenditures under Paragraph 7.1(d) below, regardless of whether or not such improvements are considered capital improvements. For purposes of this Lease, “Applicable Requirements” shall mean all laws (including, without limitation, the Americans with Disabilities Act), rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance, including, without limitation, preparing and maintaining a Hazardous Material Management Plan (“HMMP”) if required by a governmental agency having jurisdiction over the Premises and complying with all applicable Proposition 65 notice requirements, now in effect or which may hereafter come into effect). If a HMMP is required, Lessee shall provide a copy of the HMMP to Lessor. As of the date of this Lease, Lessee represents and warrants to Lessor that, to the best of Lessee’s knowledge and belief, the Premises, and Lessee’s operations in the Premises, are in compliance with all Applicable Requirements. Lessee shall, within five (5) business days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4                                 Inspection; Compliance with Law. Lessor, Lessor’s agents, employees, contractors and designated representatives, shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice to Lessee, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements, and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including bat not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor for the costs and expenses of such inspections.

7.                                       Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1                                 Lessee’s Obligations.

(a)                                  Subject to the provisions of Paragraphs 7.1(d), 9 (Damage or Destruction) and 14 (Condemnation), Lessee shall, at Lessee’s sole cost and expense and at all times, keep the Premises, Utility Installations and Alterations and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), reasonable wear and tear excepted, including, without limiting the generality of the foregoing, all equipment or facilities, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by this Paragraph 7.1. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Premises in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Premises.

(b)                                 Lessee shall, at Lessee’s sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the following equipment and improvements, if any, if and when installed in the Premises: (i) the heating, air conditioning and ventilation system for the Premises, (ii) boiler and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers, (vii) basic utility feed to the perimeter of the Premises, and (viii) any other equipment, if reasonably required by Lessor. All such contractors shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld. Lessee shall make all repairs and replacements reasonably recommended by such contractors at Lessee’s sole cost and expense. Alternatively, Lessee may perform the inspection, maintenance and service of the equipment and improvements described in subsections (i) through (viii) above in the same manner and level of care as would be covered under a typical contract with a third party provider; provided, however, that Lessor has the right to periodically inspect Lessee’s performance of such services and if Lessor determines in two (2) consecutive inspections that such equipment or improvements are not being property maintained or Lessee fails to cure any problem with such equipment or improvements discovered by Lessor within ten (10) days after Lessor’s delivery of written notice to Lessee of such problem, Lessee shall no longer be permitted to perform such maintenance services and, thereafter, shall procure and maintain a maintenance contract from a third party contractor in accordance with the provisions of this Section. Lessee’s right to perform such maintenance services is personal to the Original Lessee and any Lessee’s Affiliate. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)                                  If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

(d)                                 Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if any capital improvements, repairs or expenditures (as determined under Lessor’s sound accounting principles) (“Capital Expenditure”) are required or necessary for operation of the Premises, including, without limitation, any Capital Expenditure required under any Applicable Requirements, Lessor shall complete such Capital Expenditure, provided that the cost of such Capital Expenditure shall be amortized on a straight-line basis over its useful life (as reasonably determined by Lessor), together with reasonable interest on the unamortized balance, and such amortization shall be reimbursed by Lessee to Lessor on a monthly basis during the Term on the date on which Base Rent is due. Notwithstanding the foregoing, Lessee shall complete any Capital Expenditure, at Lessee’s sole cost and expense, that is required as a result of Lessee’s particular use of, or improvements to, the Premises.

7.2                                 Lessor’s Obligations. Subject to the provisions of Paragraphs 7.1 (d) (Capital Expenditures), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3                                 Utility Installations, Trade Fixtures, Alterations.

(a)                                  Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment, which can be removed without doing damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises, which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. “Lessee-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee after the Effective Date that are not yet owned by Lessor pursuant to Subparagraph 7.4 (a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall have the right, without Lessor’s consent, but upon one (1) business day prior notice to Lessor to make non-structural Alterations to the Premises in accordance with the terms of this Lease, provided that such Alterations do not (i) affect the exterior of the Premises or the Buildings (nor may such Alterations be visible from the exterior of such Buildings), (ii) affect the Premises’ electrical, ventilation, plumbing, elevator, mechanical, air conditioning or any other systems therein, or (iii) exceed $250,000 per calendar year.

(b)                                 Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Subparagraph 7.3 (a) or by subsequent specific consent, shall be deemed conditioned upon; (i) Lessee’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessor’s approval of the plans, specifications and working drawings for Lessee’s Alterations or Utility Installations shall create no responsibility or liability on the part of Lessor for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations or Utility Installations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In the event that Lessee makes any Alterations or Utility Installations, Lessee agrees to carry Special Form property insurance policy (formerly known as “all risks”) in an amount approved by Lessor covering the construction of such Alterations or Utility Installations, and such other insurance as Lessor may require, it being understood and agreed that all of such Alterations or Utility Installations shall be insured by Lessee pursuant to Article 8 of this Lease immediately upon completion thereof. Upon completion of any Alterations or Utility Installations, Lessee agrees to cause an Affidavit of Completion to be recorded in the office of the Recorder of the county in which the Premises are located in accordance with Section 53.106 of the Texas Property Code or any successor statute and shall deliver to Lessor an endorsed, recorded copy of said Affidavit of Completion and a reproducible copy of the “as built” drawings, and specifications therefor of the Alterations or Utility Installations. Lessee shall pay to Lessor all of Lessor’s actual, out-of-pocket costs incurred in conjunction with Lessor’s third party consultant’s review of Lessee’s proposed Alterations or Utility Installations within fifteen (15) days of Lessee’s receipt of an invoice therefor.

(c)                                  Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.

7.4                                 Ownership, Removal, Surrender, and Restoration.

(a)                                  Ownership. Subject to Lessor’s right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at its option at the time of giving its consent, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations, other than security systems. Unless otherwise instructed per Subparagraph 7.4 (b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, automatically and without further action on the part of Lessor, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b)                                 Removal. Unless otherwise agreed in writing, at the time of giving its consent, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed at the expiration or earlier termination of this Lease. Concurrently with Lessee’s request for consent, Lessee may request that Lessor determine whether such Lessee-Owned Alterations or Utility Installations will be required to be so removed and if Lessor does not require such removal when consent is given, Lessee shall not be obligated to remove the Lessee-Owned Alterations or Utility Installations at the expiration or earlier termination of this Lease. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made by or at the direction of Lessee without the required consent of Lessor.

(c)                                  Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris, with all Hazardous Materials removed from the Premises, and in good operating order, condition and state of repair, normal wear and tear excepted. Except as otherwise agreed or specified herein or as otherwise agreed by the Parties during the Term, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee’s Trade Fixtures and other personal property shall remain the personal property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.                                       Insurance; Indemnity.

8.1                                 Lessor’s Insurance. Lessor shall maintain “causes of loss - special form” property insurance covering the Premises against loss or damage resulting from fire and other insurable loss. Such insurance shall be on a 100% replacement cost basis. As reasonably determined by Lessor and subject to Lessee’s reimbursement of such costs in accordance with the terms of this Paragraph 8.1, Lessor shall also carry earthquake, terrorism, windstorm and/or other insurance covering the Premises. Lessor shall have the right to obtain flood insurance if the Premises is located within a 100-Year Flood Plain or in an identified “flood prone area” as classified by the U.S. Department of Housing and Urban Development or if required by any lender holding a security interest in the Premises, Lessor shall not obtain insurance for Lessee’s fixtures or equipment or building improvements installed by Lessee on the Premises, including Trade Fixtures and Lessee-Owned Alterations and/or Utility Installations. During the Term, Lessor shall also maintain a rental income insurance policy, with loss payable to Lessor, in an amount not to exceed eighteen (18) months of Base Rent, plus estimated real property taxes and insurance premiums, Lessee shall be liable for the payment of any commercially reasonable deductible amount under Lessor’s insurance policies maintained pursuant to this Paragraph 8.1 and any commercially reasonable self-insured retention amount. Lessee shall not do or permit anything to be done which invalidates any such insurance policies. Lessee shall pay all premiums for the insurance policies described in this Paragraph 8.1 within fifteen (15) days after Lessee’s receipt of a copy of the premium statement or other evidence of the amount due except Lessor shall pay all premiums for non-primary comprehensive public liability insurance which Lessor elects to obtain. If the Term expires before the expiration of an insurance policy maintained by Lessor, Lessee shall be liable for Lessee’s prorated share of the insurance premiums.

8.2                                 Lessee’s Insurance. At all times during the Term of this Lease, Lessee will purchase and maintain, at Lessee’s sole expense, the following insurance, in amounts not less than those specified below or such other amounts as Lessor may from time to time reasonably request, with insurance companies and on forms satisfactory to Lessor.

(a)                                  Commercial General Liability Insurance written on an I.S.O. “occurrence” form or its equivalent covering the use, occupancy and maintenance of the Premises and operations of Lessee. Such coverage shall include Premises Operations; Independent Contractors; Products - Completed Operations; Broad Form Property Damage; Blanket Contractual Liability, Personal and Advertising Injury; Fire Legal Liability; Employees Named as Additional Insureds; and Severability. Limits for such coverage shall be Bodily Injury and Property Damage Combined Single Limit of $3,000,000 per Occurrence with a $5,000,000 General Aggregate, Products and Completed Operations Aggregate of $2,000,000, Personal and Advertising Injury of $1,000,000 Per Person/Organization subject to $2,000,000 General Aggregate, and Fire Legal Liability of $1,000,000 Any One Fire subject to $3,000,000 General Aggregate. The policy shall contain an endorsement specifically naming the following as additional insureds: (1) Lessor and (2) Westcore Properties, LLC, and its officers and employees, with respect to the Lessee’s use, occupancy or maintenance of the Premises. The policy shall also contain an endorsement amending the “Other Insurance” clause as follows: “The insurance afforded to Additional Insureds under this policy is primary insurance and the insurer will not seek contribution from other insurance available to the Additional Insureds.” The policy shall contain a waiver of subrogation endorsement.

(b)                                 Umbrella Liability Insurance to be excess over the Commercial General Liability, Automobile Liability and Employers’ Liability Insurance. The Umbrella Liability policy shall be written on an “occurrence” form with a limit of liability of Twenty-Five Million Dollars

($25,000,000.00) and a Self-Insured Retention in an amount which is commercially reasonable, in Lessor’s reasonable judgment, based upon Lessee’s net worth in relationship to then outstanding rental obligation payable under this Lease, but in all events no greater than One Million Dollars ($1,000,000.00). The policy shall contain an endorsement naming the following as additional insureds following the form of the underlying Commercial General Liability and Automobile Liability policies: (i) Lessor and (ii) Westcore Properties, LLC, and their officers and employees. The policy shall also contain an endorsement amending the “Other Insurance” clause as follows: “Subject to the terms and conditions of this policy, the insurance afforded to Additional Insureds, (1) Lessor and (2) Westcore Properties, LLC, under this policy shall be considered to be primary to any insurance they may have in force which also applies to a loss covered hereunder and, further, the insurer shall not seek contribution from other insurance available to the Additional Insureds.” The policy shall contain a waiver of subrogation endorsement.

(c)                                  Commercial Property Insurance covering all of Lessee’s furniture, fixtures, machinery, equipment, stock and any other personal property owned and/or used in Lessee’s business, including Trade Fixtures and Lessee-Owned Alterations and/or Utility Installations, in an amount equal to their full replacement cost without deduction for depreciation. At a minimum, such policy shall insure against destruction or damage by fire and other perils covered on an ISO Causes of Loss - Special Form including wind and hurricane. Such policy shall further provide Replacement Cost Coverage. Such policy shall contain a commercially reasonable deductible, as reasonably determined by Lessor; however, so long as the tenant under this Lease is Lessee as initially named herein, the deductible shall not exceed Five Million Dollars ($5,000,000.00). Lessee, with all reasonable speed, will use all proceeds of such insurance, so long as this lease remains in effect, for rebuilding, repairing, replacing or otherwise reinstating the improvements and all other fixed property Lessee is responsible for repairing in a good and substantial manner pursuant to applicable building laws and codes and the plan as shall have been approved in writing by Lessor. Lessee will make up from its own funds any deficiency in such insurance proceeds. Further, the policy shall contain a provision specifically naming the following as additional insureds as their interest may appear: (i) Lessor and (ii) Westcore Properties, LLC.

(d)                                 Business Income and/or Extra Expense Insurance in an amount sufficient to insure payment of Rent and all other expenses to be borne by Lessee under this Lease, for a period of not less than Twelve (12) months, during any interruption of Lessee’s business by reason of the Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss - Special Form or its equivalent. In addition, such coverage shall be written on an Agreed Amount Basis.

(e)                                  Automobile Liability Insurance to include coverage for any owned, non-owned or hired automobiles entering and exiting from the Premises and automobile contractual liability with limits of: $1,000,000 per occurrence and Basic No-Fault coverage as required by law or regulation if any, in the State in which the Premises is located.

(f)                                    Workers’ Compensation coverage shall be carried as required by law in the State in which the employees are hired and to further include: Voluntary Compensation Coverage and Other States’ Coverage, if applicable, with statutory limits for Workers’ Compensation and limits for Employers’ Liability of; $1,000,000 Each Accident: $1,000,000 Disease - Policy Limit; and $1,000,000 Disease - Each Employee.

8.3                                 General Requirements.

(a)                                  Certificates of Insurance, in a generally accepted industry standard format, evidencing all such insurance and reasonably acceptable to the Lessor shall be filed with Lessor prior to occupancy of the Premises and at least ten (10) days prior to the expiration of the term of each policy thereafter. Such Certificates of Insurance must specifically show all the special policy conditions required in this Article including “additional insured”, “waiver of subrogation”, “notice of cancellation”, and “primary insurance” wording applicable to each policy. Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted.

(b)                                 All coverage shall be written by an admitted insurer in the State in which the Premises is located with a current Best Rating of A-10 or better.

(c)                                  All insurance policies required hereunder shall be specifically endorsed to state that coverages afforded under the policies will not be cancelled or allowed to expire for non-payment of premiums until at least 10 days’ prior written notice has been mailed to Lessor or for any other reason until at least 30 days’ prior written notice has been mailed to the Lessor. The Certificate of Insurance for each policy must state the foregoing written notice requirements.

(d)                                 If the limits of available liability coverage required herein become substantially reduced as a result of claim payments, Lessee shall immediately, at its own expense, purchase insurance to reinstate the limits of liability coverage required by this Lease.

(e)                                  Lessee shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the Premises or liability of Lessor without Lessor’s express prior written consent.

(f)                                    Lessee may maintain the insurance required under this Paragraph under blanket or umbrella policies, as applicable, issued to Lessee covering other properties owned or leased by Lessee; provided that the policies otherwise comply with this Paragraph and allocate to the Premises the coverage specified by this Paragraph, without possibility of reduction or coinsurance penalty by reason of, or damage to, any other properties named therein, and if the insurance required by this Paragraph shall be effected by any such blanket or umbrella policies, Lessee shall furnish to Lessor certified copies of policies with schedules thereto attached showing the amount of insurance afforded by such policies to the Premises.

(g)                                 Lessor at its option may obtain any of the required insurance directly or through blanket or umbrella policies covering the Premises and other assets owned by Lessor.

8.4                                 Adequacy of Coverage. Lessor, its agents and employees, make no representation that the limits of liability specified to be carried by Lessee pursuant to this Paragraph are adequate to protect Lessee. If Lessee believes that any of such insurance coverage is inadequate, Lessee will obtain such additional insurance coverage as Lessee deems adequate, at Lessee’s sole expense.

8.5                                 Reservation of Rights - Changes. Lessor has the right at any time, but not the obligation, to reasonably change, decrease or increase any insurance required or specified to be maintained by Lessee under this Lease consistent with the insurance requirements of other prudent landlords owning comparable properties in the area in which the Premises are located. Lessee shall add as additional insureds to the insurance policies required by this Paragraph such other persons as Lessor may from time to time reasonably require.

8.6                                 Waiver of Subrogation. Lessor and Lessee each hereby waives, on their behalf and on behalf of their respective insurance carriers, any claim which either party might otherwise have against the other party, arising out of loss or damage, including consequential loss or damage, to any property of such party from any risk required to be insured against hereunder. Lessor and Lessee shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure of either party, respectively, to obtain the waivers required by this Paragraph 8.6.

8.7                                 Indemnity.

(A)                               INDEMNIFICATION OF LESSOR. EXCEPT FOR LESSOR’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT OR BREACH OF EXPRESS WARRANTIES, LESSEE SHALL INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS THE PREMISES, LESSOR AND ITS AGENTS, EMPLOYEES, OFFICERS, INDEPENDENT CONTRACTORS, LESSOR’S MASTER OR GROUND LESSOR, PARTNERS AND ANY HOLDERS OF ANY MORTGAGES OR DEEDS OF TRUST ON THE PREMISES (“LENDERS”), FROM AND AGAINST ANY AND ALL CLAIMS, LOSS OF RENTS AND/OR DAMAGES, COSTS, LIENS, JUDGMENTS, PENALTIES, LOSS OF PERMITS, REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES, EXPENSES AND/OR LIABILITIES ARISING OUT OF, INVOLVING, OR IN CONNECTION WITH, THE OCCUPANCY OF THE PREMISES BY LESSEE, THE CONDUCT OF LESSEE’S BUSINESS, ANY ACT, OMISSION OR NEGLECT OF LESSEE, ITS AGENTS, CONTRACTORS, EMPLOYEES OR INVITEES, AND OUT OF ANY DEFAULT OR BREACH BY LESSEE IN THE PERFORMANCE IN A TIMELY MANNER OF ANY OBLIGATION ON LESSEE’S PART TO BE PERFORMED UNDER THIS LEASE. THE FOREGOING SHALL INCLUDE, BUT NOT BE LIMITED TO, THE DEFENSE OR PURSUIT OF ANY CLAIM OR ANY ACTION OR PROCEEDING INVOLVED THEREIN, AND WHETHER OR NOT (IN THE CASE OF CLAIMS MADE AGAINST LESSOR) LITIGATED AND/OR REDUCED TO JUDGMENT. IN CASE ANY ACTION OR PROCEEDING BE BROUGHT AGAINST LESSOR BY REASON OF ANY OF THE FOREGOING MATTERS, LESSEE, UPON WRITTEN NOTICE FROM LESSOR, SHALL DEFEND THE SAME AT LESSEE’S EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO LESSOR AND LESSOR SHALL COOPERATE WITH LESSEE IN SUCH DEFENSE. LESSOR NEED NOT HAVE FIRST PAID ANY SUCH CLAIM IN ORDER TO BE SO INDEMNIFIED. LESSEE’S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE UNLESS SPECIFICALLY WAIVED IN WRITING BY LESSOR.

LESSEE’S INITIALS:

(b)                                 Indemnification of Lessee. Except to the extent caused by Lessee’s gross negligence and/or willful misconduct or breach of express warranties, Lessor shall indemnify, protect, defend and hold harmless Lessee from all damages arising from (a) Lessor’s gross negligence, willful misconduct or breach of this Lease, or (b) Lessor’s violation of any law relating to the Premises (excluding, however, any law which is Lessee’s responsibility to comply with under the provisions of this Lease, including, without limitation, the Applicable Requirements described in Paragraph 6.3 of this Lease). In the event any action or proceeding be brought against Lessee by reason of the foregoing matters, Lessor, upon written notice from Lessee, shall defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be so indemnified. Lessor’s obligations under this Paragraph shall survive the expiration or termination of this Lease unless specifically waived in writing by Lessee.

8.8                                 Exemption of Lessor from Liability. Except for injuries or damages caused by Lessor’s gross negligence and/or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the project of which the Premises are a part. Notwithstanding anything to the contrary contained in this Lease, in no event shall Lessor be liable under any circumstances for any consequential damages, including, without limitation, injury to Lessee’s business or for any loss of income or profit therefrom.

8.9                                 Failure to Provide Insurance. Following Lessor’s delivery of prior written notice to Lessee, Lessor shall have the right and option, but not the obligation, to maintain any or all of the insurance which is required in this Paragraph 8 to be provided by Lessee if Lessee fails to maintain the insurance required of Lessee in this Paragraph 8. All costs of Lessee’s insurance provided by the Lessor shall be obtained at Lessee’s expense.

9.                                       Damage or Destruction.

9.1                                 Definitions.

(a)                                  “Premises Partial Damage” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, which can reasonably be repaired in 365 days or less from the damage or destruction. Lessor shall notify Lessee in writing within sixty (60) days after the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)                                 “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, which cannot be reasonably repaired in 365 days or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within sixty (60) days after the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)                                  “Insured Loss” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8 irrespective of any deductible amounts or coverage limits involved, and where adequate insurance proceeds are available to Lessor for the reconstruction of the Premises.

(d)                                 “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

9.2                                 Premises Partial Damage - Insured Loss. If Premises Partial Damage occurs, and such damage or destruction is an Insured Loss, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. If there is a shortage in insurance proceeds, Lessor agrees to pay up to $150,000.00 per damaged Building of such shortage (“Lessor’s Agreed Amount”). In the event, however, that there is a shortage of insurance proceeds available to Lessor in excess of Lessor’s Agreed Amount, Lessor shall have no obligation to pay for such shortage in insurance proceeds in excess of Lessor’s Agreed Amount or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period. Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds over Lessor’s Agreed Amount, in which case this Leases shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than this Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3                                 Partial Damage - Uninsured Loss. If Premises Partial Damage occurs, such damage or destruction is not an Insured Loss and the cost to repair exceeds Lessor’s Agreed Amount, then unless such damage or destruction was caused by a negligent or willful act of Lessee (in which the event Lessee shall make the repairs at Lessee’s expense and this Lease shall continue in full force and effect), Lessor may at Lessor’s option, either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within sixty (60) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the cost to repair such damage in excess of Lessor’s Agreed Amount totally at Lessee’s expense and without reimbursement from Lessor (except that Lessor shall pay Lessor’s Agreed Amount). Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within in the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination. Notwithstanding the foregoing, if the cost to repair any damage to the Premises does not exceed Lessor’s Agreed Amount, then unless such damage or destruction was caused by a negligent or willful act of Lessee (in which the event Lessee shall make the repairs at Lessee’s expense and this Lease shall continue in full force and effect), Lessor shall repair such damage as soon as reasonably possible at Lessor’s expense.

9.4                                 Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), then either Party may elect to terminate this Lease by giving thirty (30) days written notice to the other within sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as released and waived in Paragraph 8.6 of this Lease.

9.5                                 Damage Near End of Term. If at any time during the last six (6) months of the Term of this Lease there is a casualty damage or destruction for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6                                 Abatement of Rent; Lessee’s Remedies.

(a)                                  In the event of Premises Partial Damage, the Base Rent and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which, in Lessor’s good faith reasonable business judgment, Lessee’s use of the Premises is impaired. Except for abatement of Base Rent and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b)                                 If Lessor is obligated to repair or restore the Premises under the provisions of this Paragraph 9 and does not commence the repair or restoration of the Premises within one hundred twenty (120) days after either (i) such obligation shall accrue, or (ii) receipt of all applicable insurance proceeds, whichever time period is greater, then Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such repair or restoration is not commenced within sixty (60) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor commences the repair or restoration of the Premises within sixty (60) days after the receipt of such notice, this Lease shall continue in full force and effect. “Commence” as used in this Paragraph 9.6 shall mean either the authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

9.7                                 Lessee’s Termination Right. If Lessor does not elect to terminate this Lease under the terms of this Section 9, but the damage required to be repaired by Lessor is not repaired within the period ending three hundred sixty-five (365) days after the damage or destruction (the “One Year Period”) (subject to extension for any delay caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of Lessor, provided that in no event shall such extension exceed 90 days), then Lessee (subject to the provisions of this Paragraph 9.7), within thirty (30) days after the end of such One Year Period, may terminate this Lease by written notice to Lessor, in which event this Lease shall terminate as of the date of receipt of the notice. Notwithstanding the foregoing, if Lessor is proceeding to complete the repair of such damage, then Lessee shall not have the right to terminate this Lease if, prior to the expiration of the One Year Period, Lessor, at Lessor’s sole option, gives written notice to Lessee that the repairs will be completed within thirty (30) days after the end of such One Year Period, and the repairs are actually completed within such thirty (30) day period. If the repairs are not completed within thirty (30) days after the end of such One Year Period, then Lessee may terminate this Lease by written notice to the Lessor. Such notice of termination shall be given within sixty (60) days after the end of such One Year Period, and shall be effective upon receipt thereof by Lessor. Notwithstanding the provisions of this Paragraph 9.7, Lessee shall have the right to terminate this Lease under this Paragraph 9.7 only if each of the following conditions is satisfied: (a) the damage to the Premises is by fire or other casualty was not caused by the gross negligence or willful misconduct of Lessee or its partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any sublessees or sublessees’ agents, employees, contractors, or invitees, servants, guests or independent contractors; and (b) there is no Breach then in effect.

9.8.                              Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor as has not been or is not then required to be, used by Lessor under the terms of this Lease.

9.9                                 Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.                                 Real Property Taxes.

10.1                           Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor all Real Property Taxes relating to the term of this Lease. Lessor shall estimate the current Real Property Taxes and require that such taxes be paid to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment s shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payment may be intermingled with other moneys of Lessor and shall not bear interest.

10.2                           Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or any portion thereof, Lessor’s right to rent or other income therefrom, and/or Lessor’s business of leasing the Premises, The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Requirements taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days, which such calendar year and tax year have in common. Each year, at Lessor’s election, Lessor may protest real property assessments. In the event Lessor elects to protest a real property tax assessment, Lessor may utilize the services of a tax consultant to protest the real property tax assessment. If as a result of the protest, the Real Property Taxes are lowered, and a tax consultant has been utilized in connection with the protest, Lessee agrees to pay, as additional rent during the Term, all fees payable to tax consultants in the manner set forth in this Lease, as long as there is a net benefit to Lessee from such lowering of Real Property Taxes.

10.3                           Additional Improvements. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Real Property Taxes are paid under this Lease, the entirely of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4                           Joint Assessment. If the Premises is not separately assessed, Real Property Taxes allocated to the Premises shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.5                           Lessee’s Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained or stored in the Premises. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within fifteen (15) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                                Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service.

12.                                Assignment and Subletting.

12.1                           Lessor’s Consent Required.

(a)                                  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Lessee’s interest or obligations in this Lease or in the Premises without Lessor’s prior written consent given under and subject to the terms of Paragraph 36, which Lessor shall not withhold unreasonably. The parties agree, however, that the manner of operation of the Premises and conduct of business thereon by Lessee will have an impact on the quality and reputation of the Premises. Accordingly, the parties agree that in approving or disapproving of any proposed assignment or subletting of the Premises or the Lease, Lessor shall be entitled to take into consideration, by way of example and not limitation, any or all of the criteria set forth below and that it shall not be unreasonable for Lessor to withhold its consent if any of the following circumstances exist or may exist; (i) the transferee’s contemplated use of the Premises following the proposed assignment or subletting is different from the permitted use specified herein; (ii) in Lessor’s reasonable business judgment, the transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease; (iii) the present net worth of any assignee of the entire Lease is less than $200,000,000; (iv) the proposed assignment or subletting would breach any covenant of Lessor in any other lease, financing agreement or other agreement relating to the Premises or otherwise; or (v) the transferee requests an amendment to the Lease other than the identity of Lessee. No assignment or subletting shall release Lessee from its obligations and liabilities hereunder. Notwithstanding the foregoing and subject to the provisions of subsection (c) below, Lessee may assign this Lease or sublease the Premises (“Permitted Transfers”), without Lessor’s consent but upon ten (10) days prior notice to Lessor, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger of or consolidation with Lessee (“Lessee’s Affiliate”). In such case, any Lessee’s Affiliate shall assume in writing all of Lessee’s obligations under this Lease.

(b)                                 A “Change of Control” of Lessee shall constitute an assignment requiring Lessor’s consent. Change of Control shall mean the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise, of any shares, voting rights or ownership interest which will result in a change in the identity of the entity, entities, person or persons exercising, or who may exercise, effective control of Lessee, unless such change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purpose of acquiring effective control of Lessee, excluding, however, Permitted Transfers. If Lessee is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)                                  The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results in Lessee’s Net Worth, as hereinafter defined, being less than $150,000,000, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. “Net Worth” of Lessee for purposes of this Lease shall be the book net worth of Lessee (without any credit for goodwill and excluding any guarantors) established under generally accepted accounting principles consistently applied.

(d)                                 An assignment or subletting of Lessee’s interest in this Lease without Lessor’s specific prior written consent shall be a Default under this Lease.

12.2                           Terms and Conditions Applicable to Assignment and Subletting.

(a)                                  Regardless of Lessor’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b)                                 Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c)                                  The consent of Lessor to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent.

(d)                                 In the event of any Default or Breach of Lessee’s obligation under this Lease, Lessor may proceed directly against Lessee or anyone else responsible for the performance of the Lessee’s obligations under this Lease, including any sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)                                  Should Lessee desire to enter into an assignment or subletting transaction, Lessee shall give notice thereof to Lessor by requesting in writing Lessor’s consent to such assignment or subletting at least thirty (30) days before the proposed effective date of any such assignment or subletting and shall provide Lessor with the following: (i) the full particulars of the proposed assignment or subletting transaction, including its nature, effective date, terms and conditions, and copies of any documents pertaining to such proposed transaction; (ii) a description of the identity, net worth and previous business experience of the transferee, including, without limitation, copies of transferee’s latest income, balance sheet and change-of-financial-position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the transferee; and (iii) any further information relevant to the transaction which Lessor shall have requested within thirty (30) days after receipt of Lessee’s request for consent and all information specified above in Subparagraphs (i), (ii) and (iii).

Each assignment or subletting to which Lessor has consented shall be evidenced by an instrument made in such written form as is satisfactory to Lessor and executed by Lessee and transferee. By such instrument, transferee shall assume all the terms, covenants and conditions of this Lease, which are obligations of Lessee. Lessee shall remain fully liable to perform its duties under the Lease following the assignment or subletting. Lessee shall, on demand of Lessor, reimburse Lessor for Lessor’s reasonable costs, including legal fees up to a maximum of $2,000, incurred in obtaining advice and preparing documentation for each assignment or subletting to which Lessor has consented.

(f)                                    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

(g)                                 If Lessor consents to an assignment or subletting, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any “Transfer Premium,” as that term is defined in this subparagraph, received by Lessee from such assignee or sublessee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by the assignee or sublessee in connection with the assignment or sublease in excess of the Base Rent under this Lease during the term of the assignment or sublease on a per rentable square foot basis if less than all of the Premises is transferred, deducting any expenses incurred by Lessee in connection with the assignment or subletting, including without limitation, expenses of marketing brokerage commissions and reasonable attorneys’ fees, but excluding expenses incurred in improving the space or loss of rent. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by such assignee or sublessee to Lessee in connection with such assignment or sublease. The determination of the amount of Lessor’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Lessee under the assignment or sublease.

(h)                                 Intentionally Deleted.

12.3                           Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)                                  Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b)                                 In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(c)                                  Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d)                                 No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)                                  Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.                                 Default; Breach; Remedies.

13.1                           Default; Breach. Lessee’s obligations to Lessor hereunder shall include any and all costs or expenses incurred by Lessor in conjunction with enforcing Lessor’s rights and remedies hereunder, which shall include, but shall not be limited to, reasonable attorneys’ fees or other legal expenses or costs associated therewith, and that Lessor may include the cost of such services and costs in any notice of Default as rent due and payable to cure said default A “Default” by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease, A “Breach” by Lessee is defined as the occurrence of any Default, including but not limited those listed below, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a)                                  The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises; provided, however, that Lessee shall not be deemed to have vacated or abandoned the Premises if it continues to timely pay all amounts due under this Lease, keeps the Premises secure, and otherwise maintains the Premises in accordance with this Lease.

(b)                                 The failure by Lessee to make any payment of Rent, maintain the insurance required under Paragraph 8 of this Lease, pay Real Property Taxes as required under Paragraph 10 of this Lease, or any other monetary payment required to be made by Lessee hereunder as and when due, or the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, where such failure continues for a period of five (5) days following Lessee’s receipt of written notice thereof from or on behalf of Lessor.

(c)                                  Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Subparagraph 7.1 (b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraph 16, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the execution of any document requested under Paragraph 41 (Reservations), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of fifteen (15) days following Lessee’s receipt of written notice from or on behalf of Lessor.

(d)                                 A Default by Lessee as to the term, covenants, conditions or provisions of this Lease, that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after Lessee’s receipt of written notice thereof from or on behalf of Lessor; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)                                  The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

13.2                           Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease and such failure continues beyond the applicable notice and cure period as provided in Paragraph 13.1 above (provided that in case of an emergency, no notice and cure period shall be required), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a Breach of this Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy, which Lessor may have by reason of such Breach, Lessor may:

(a)                                  Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee; (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

(iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired Term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’ s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1 (b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1 (b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)                                 Continue the Lease and Lessee’s right to possession in effect after Lessee’s Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor’s interest under this Lease, shall not constitute a termination of the Lessee’s right to possession.

(c)                                  Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d)                                 The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee’s occupancy of the Premises.

13.3                           Intentionally Deleted.

13.4                           Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) days after Lessor’s delivery of written notice that such amount is due, then, without any further requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee, Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5                           Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.                                 Condemnation. If the Premises or any portion thereof are permanently taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If a material portion of the floor area of the Premises, or a material portion of the Premises designated for Lessee’s parking, is subject to a taking, and the remaining portion of the Premises not so taken is unsuitable or inadequate for the uses and purposes for which they are then being utilized by Lessee in the reasonable judgment of Lessee, Lessee may, at Lessee’s option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises and Lessor shall equitably abate Rent for any portion of the parking area taken as determined by Lessor in its reasonable discretion. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee’s relocation expenses and/or loss of Lessee’s Trade Fixtures, Lessee-Owned Utility Installations, or Lessee-Owned Alterations. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.                                 Brokers.

15.1                           Procuring Cause. The Broker(s) named in Paragraph 1.7 is/are the procuring cause of this Lease.

15.2                           Representations and Warranties. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.7 in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16.                                 Estoppel Certificates and Financial Statements.

16.1                           Estoppel Certificates. Within fifteen (15) days after notice from Lessor, Lessee shall execute and deliver to Lessor a certificate stating such matters reflecting the status of this Lease or the Premises as Lessor or Lessor’s lender, purchaser or ground lessor may reasonably request. If Lessee shall fail to deliver such certificate within said fifteen (15) day period, such failure shall constitute a material default under this Lease. Any such election by Lessor shall not cure Lessee’s default, and Lessee shall continue to be obligated to deliver such certificate.

16.2                           Financial Statement. If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, not more often than once during any twelve month period, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years, provided, however, that if Lessee’s stock is publicly held, Lessee’s public financial reports shall satisfy the requirements of this Paragraph 16.2. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.                                 Lessor’s Liability. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor’s title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor, Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding anything to the contrary contained in the Lease, Lessee agrees that its sole and exclusive remedy shall be against Lessor’s interest in the Premises and that the obligations of Lessor under the Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers, shareholders or trustees of Lessor, and Lessee shall not seek recourse against the individual partners, members, directors, officers, shareholders or trustees of Lessor or any of their personal assets for satisfaction of any liability with respect to the Lease.

18.                                 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                                 Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following notice from Lessor that such payment is due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the State in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20.                                 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.                                 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.                                 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.                                 Notices. All notices required or permitted by this Lease shall be in writing and shall be and deemed duly served or given when actually delivered, if personally delivered (including delivery by Federal Express, Express Mail or other similar overnight or personal courier service which confirms delivery in writing), or within three (3) business days after deposit in the U.S. Mail, if sent by certified mail, postage prepaid, return receipt requested, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

24.                                 Waivers. No waiver by either Party of the Default or Breach of any term, covenant or condition hereof by the other Party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other Party of the same or any other term, covenant or condition hereof Lessor’s consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessors consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.                                  Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease, in a form acceptable to Lessor, for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.                                  No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                                  Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                                  Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29.                                  Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.                                 Subordination; Attornment; Non-Disturbance.

30.1                            Subordination.  Subject to the non-disturbance provisions of Paragraph 30.3, this Lease and any Option granted hereby shall automatically be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device or amendment or modification thereto (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2                             Attornment.  Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission or any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month’s rent.

30.3                             Non-Disturbance.  With respect to all Security Devices entered into by Lessor contemporaneously with or after the execution of this Lease and all amendments or modifications to existing or new Security Devices, Lessee’s subordination of this Lease shall be subject to receiving written assurance (a “Nondisturbance Agreement”) from the Lender that Lessee’s possession and this Lease, including any Lessee options provided herein, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4                               Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.                                 Attorneys’ Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Lessor shall be entitled to the attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith.

32.                                 Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonably prior notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises, as Lessor may reasonably deem necessary. Lessee agrees to have a representative available at its main office at the Premises twenty-four (24) hours a day, seven (7) days a week and three hundred sixty five (365) days a year to provide Lessor with access to the Premises through Lessee’s security system following Lessee’s receipt of reasonable prior notice of such request for access and Lessor agrees to use commercially reasonable efforts to orally contact such representative if Lessor requires access to the Premises in the event of an emergency. In addition, in connection with any such entry, Lessor agrees to observe Lessee’s reasonable security and visitation guidelines, provided that Lessor has received a written copy of such guidelines. Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last one hundred eighty (180) days of the Term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee, provided that Lessor uses commercially reasonable efforts to minimize any interference with Lessee’s business conducted at the Premises.

33.                                 Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.                                 Signs. Lessee shall not place any sign upon the exterior of the Premises, except that Lessee may, with Lessor’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee’s own business so long as such signs comply with Applicable Requirements. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Premises, and the right to install advertising signs on the Premises, including the roof, which do not unreasonably interfere with the conduct of Lessee’s business. Lessor shall be entitled to all revenues from such advertising signs. Any and all signs currently existing at the Premises are deemed approved by Lessor.

35.                                  Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.                                  Consents. Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.                                 Intentionally Omitted.

38.                                  Quiet Possession.  Upon payment by Lessee of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, and unless specifically provided herein, Lessee shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

39.                                  Counterparts.  This Lease may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

40.                                  Security Measures.  Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties and shall install, at Lessee’s sole cost and expense, any and all necessary security devices.

41.                                  Reservations.  Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with or materially and adversely affect Lessee’s use of the Premises. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

42.                                  Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43.                                  Authority.  If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

44.                                  Conflict.  The typewritten or handwritten provisions shall control any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions.

45.                                  Offer.  Preparation of this Lease by either Lessor or Lessee or Lessor’s agent or Lessee’s agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.                                  Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable nonmonetary modifications to this Lease as may be reasonably required by and institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

47.                                  Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

48.                                  Construction.  Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Lease. Whenever required by the context of this Lease, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Lease shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same and, consequently, any inconsistencies or ambiguities herein shall not be interpreted against either party as the drafter of the Lease. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Lease. All exhibits referred to in this Lease are attached and incorporated by this reference. Except as specifically provided herein, Lessee hereby agrees that Lessee shall not disclose any of the economic terms of this Lease to any person or entity not a party to this Lease, nor shall Lessee issue any press releases or make any public statements relating to the terms or provisions of this Lease; provided, however, Lessee may make necessary disclosures to potential lenders, attorneys, accountants and space planning consultants, and/or as may be required by applicable laws or court order. The obligation of Lessee set forth in this section shall survive the expiration or any earlier termination of this Lease.

THE PARTIES HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY’S REVIEW AND APPROVAL, FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

[SIGNATURES ON NEXT PAGE]

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at San Diego, California	Executed at San Jose, California
on	on

LESSOR	LESSEE

WESTCORE , LLC,	FLEXTRONICS INTERNATIONAL
a Delaware limited liability company	USA, INC.,
a California corporation

By:	Westcore Partners,
a Delaware general partnership,	By:
its sole member	Name:
Title:
By:	WP , LLC,
a Delaware limited liability company,
its managing partner	By:
Name:
By:	MRB Manager, LLC,	Title:
a Delaware limited liability company,
its manager

By:
Name:
Title:

Address:
Address:
c/o Westcore Properties, LLC
235 Pine Street, Suite 1150	Flextronics International USA, Inc.
San Francisco, California 94104	2090 Fortune Drive
Attention: Asset Manager	San Jose, California 95131
Attention: Tim Stewart

With a copy to:

Westcore Properties, LLC
4445 Eastgate Mall, Suite 210
San Diego, CA 92121
Telephone: (858) 625-4100
Facsimile: (858) 678-0060

EXHIBIT A

PREMISES

THE SITE PLAN SET FORTH HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A WARRANTY OR REPRESENTATION CONCERNING THE SIZE OR LAYOUT OF THE PREMISES.

[see attached]

1

EXHIBIT B

HAZARDOUS SUBSTANCES SURVEY FORM

The purpose of this form is to obtain information regarding the use of Hazardous Substances on the Premises. Prospective lessees should answer the questions in light of their proposed operations on the Premises. Existing lessees should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. All statements made herein are made pursuant to, and are governed by, Section 6.2(d) of the Lease dated December    , 2006 between Lessor and Lessee.

Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:

c/o Westcore Properties
235 Pine Street, Suite 1150
San Francisco, CA 94104

1.                                      GENERAL INFORMATION

Company Name:

Check Applicable Status: Prospective Lessee:                                 Current Lessee:

Mailing Address:

Contact Person & Title:

Phone #: (      )

Address of Premises:

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing lessees should describe any proposed changes to ongoing operations.

1

2.                                     STORAGE OF HAZARDOUS SUBSTANCES

2.1                                Will any Hazardous Substances be used or stored on the Premises?

Wastes	Yes ☐	No ☐

Chemical Products	Yes ☐	No ☐

Attach the list of any Hazardous Substances to be used or stored, the quantities that will be on site at any given time, and the location and method of storage.

3.                                      STORAGE TANKS & SUMPS

3.1                                 Is any above or belowground storage of gasoline, diesel, or other Hazardous Substances in tanks or sumps proposed or currently conducted on the Premises?

Yes ☐	No ☐

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2                                 Have any of the tanks or sumps been inspected or tested for leakage?

Yes ☐	No ☐

If so, attach results.

3.3                                 Have any spills or leaks occurred from such tanks or sumps within the past twelve months?

Yes ☐	No ☐

If so, describe.

3.4                                 Were any regulatory agencies notified of the spill or leak?

Yes ☐	No ☐

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

2

3.5                                 Have any underground storage tanks or sumps been taken out of service or been removed within the past twelve months?

Yes ☐	No ☐

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.                                      SPILLS

4.1                                 During the past twelve months, have any spills occurred on the Premises?

Yes ☐	No ☐

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2                                 Were any agencies notified in connection with such spills?

Yes ☐	No ☐

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3                                 Were any cleanup actions undertaken in connection with the spill?

Yes ☐	No ☐

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or ground water sampling done upon completion of the cleanup work.

5.                                      WASTE MANAGEMENT

5.1                                 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes ☐	No ☐

5.2                                 Has your company filed a biennial report as a hazardous waste generator?

Yes ☐	No ☐

3

If so, attach a copy of the most recent report files.

5.3                                 Attach a list of the Hazardous Substances, if any, generated or to be generated at the Premises, its hazard class and the quality generated on a monthly basis.

5.4                                 Describe the method(s) of disposal for each substance. Indicate where and how often disposal will take place.

5.5                                 Indicate the name of the person(s) responsible for maintaining copies of hazardous manifests completed for off-site shipments of Hazardous Substances.

5.6                                 Is any treatment or processing of Hazardous Substances currently conducted or proposed to be conducted at the Premises:

Yes ☐	No ☐

If yes, please describe any existing or proposed treatment methods.

5.7                                 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.

6.                                      WATER TREATMENT / DISCHARGE

6.1                                 Do you discharge waste water to:

☐	storm drain?	☐	sewer?

☐	surface water:	☐	no industrial discharge.

6.2                                 Is your wastewater treated before discharge?

Yes ☐	No ☐

4

If yes, describe the type of treatment conducted.

Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

7.                                      AIR DISCHARGES

7.1                                 Do you have any filtration systems or stacks that discharge into the air?

Yes ☐	No ☐

7.2                                 Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

☐	Spray booth

☐	Dip tank

☐	Drying oven

☐	Incinerator

☐	Other

☐	No Equipment Requiring Air Permits

7.3                                 Are air emissions from your operation monitored?

Yes ☐	No ☐

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4                                 Attach copies of any air emissions permits pertaining to your operations on the Premises.

8.                                      HAZARDOUS SUBSTANCES DISCLOSURES

8.1                                 Does your company handle Hazardous Substances in a quantity equal to or exceeding an aggregate of 500 pound, 5 gallons, or 200 cubic feet?

Yes ☐	No ☐

8.2                                 Has your company prepared a Hazardous Substances management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes ☐	No ☐

5

8.3                                 Are any of the chemicals used in your operation regulated under Proposition 65?

Yes ☐	No ☐

If so, describe the actions taken, or proposed actions to be taken, to comply with the proposition.

8.4                                 Describe the procedure followed to comply with OSHA Hazard Communication Standard requirements.

9.                                      ENFORCEMENT ACTIONS, COMPLAINTS

9.1                                 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees within the past twelve months?

Yes ☐	No ☐

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2                                 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operation within the past twelve months?

Yes ☐	No ☐

9.3                                 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns within the past twelve months?

Yes ☐	No ☐

9.4                                 Has an environmental audit ever been conducted at the Premises?

Yes ☐	No ☐

9.5                                 Have there been any problems or complaints from neighbors at the Premises?

Yes ☐	No ☐

Flextronics International USA, Inc., a California corporation

By:

Title:

Date:

6

WESTCORE PROPERTIES, LLC

Single Tenant Industrial/Commercial Lease

(Net)

Between

WESTCORE             , LLC,

a Delaware limited liability company

(LESSOR)

and

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

(LESSEE)

Date: December     , 2006

i

Paragraph 25	RECORDING	33

Paragraph 26	NO RIGHT TO HOLDOVER	33

Paragraph 27	CUMULATIVE REMEDIES	33

Paragraph 28	COVENANTS AND CONDITIONS	33

Paragraph 29	BINDING EFFECT; CHOICE OF LAW	33

Paragraph 30	SUBORDINATION; ATTORNMENT; NON-DISTURBANCE	33

Paragraph 31	ATTORNEYS’ FEES	34

Paragraph 32	LESSOR’S ACCESS; SHOWING PREMISES; REPAIRS	34

Paragraph 33	AUCTIONS	35

Paragraph 34	SIGNS	35

Paragraph 35	TERMINATION; MERGER	35

Paragraph 36	CONSENTS	35

Paragraph 37	INTENTIONALLY OMITTED	35

Paragraph 38	QUIET POSSESSION	35

Paragraph 39	COUNTERPARTS	36

Paragraph 40	SECURITY MEASURES	36

Paragraph 41	RESERVATIONS	36

Paragraph 42	PERFORMANCE UNDER PROTEST	36

Paragraph 43	AUTHORITY	36

Paragraph 44	CONFLICT	36

Paragraph 45	OFFER	36

Paragraph 46	AMENDMENTS	36

Paragraph 47	MULTIPLE PARTIES	37

Paragraph 48	CONSTRUCTION	37

Exhibit A	PREMISES

Exhibit B	HAZARDOUS SUBSTANCES SURVEY FORM

ii

EXHIBIT C

DUE DILIGENCE MATERIALS

True and complete copies of the following documents which are in Seller’s or Seller’s property manager’s possession or control:

1.                                       All contracts and agreements affecting the Property, including, without limitation, any owners association agreements (collectively, the “Contracts”);

2.                                       All reports or studies with respect to the Property;

3.                                       Any notices (including inspection reports) received from any governmental agency;

4.                                       The name and address of Seller’s insurance company and agent and all insurance policies or certificates of insurance procured with respect to the Property by Seller and a list of all claims for more than $1,000.00 filed under all insurance policies for the Property during the most recent three (3) years;

5.                                       All environmental site assessment reports, monitoring reports and similar information with respect to hazardous materials on or under the Property, together with all correspondence, test results, orders, permits and O&M manuals relating to hazardous materials on the Property;

6.                                       Certificates of compliance and occupancy, governmental permits, variances, approvals, entitlements, operating licenses and other licenses held or applied for by Seller and relating to the Property (collectively, the “Permits”);

7.                                       All plans, specifications, drawings and similar documents relating to the Property, including, but not limited to, all as-built architectural, civil, mechanical, electrical, sprinkler, plumbing and structural engineering plans and drawings, and all other as-built drawings or plans prepared for Improvements constructed or to be constructed on the Property or otherwise relating to the Property (collectively, the “Plans”);

8.                                       All ALTA surveys, topographical surveys, aerial photos, FEMA maps, boundary maps, tentative and final maps and similar engineering drawings of the Property;

9.                                       All warranties, guaranties and indemnities made by or received from any third party with respect to any part of the Land, Improvements and Personal Property and pursuant to or under the Licenses and Permits (collectively, the “Warranties”);

10.                                 Property tax bills for the current year and the two (2) previous property tax fiscal years;

11.                                 Utility bills for the current year and the two (2) most recent full calendar years;

12.                                 A list of the Personal Property and all vendors presently employed by Seller;

13.                                 A schedule of all capital expenditures and capital improvements made to the Property during the current year and the three (3) most recent full calendar years; and

14.                                 List of Utilities, with account numbers.

1

EXHIBIT D

Re:	600, 620, 640, and 780
Shiloh Road, Plano, Texas

NOTICE OF CONFIDENTIALITY RIGHTS:

IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF COLLIN	§

THAT, FLEXTRONICS INTERNATIONAL USA, INC., a California corporation (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by                                         (“Grantee”), whose mailing address is                                        , the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit A (the “Real Property”) attached hereto and made a part hereof, together with all improvements, structures and fixtures (other than trade fixtures) (collectively, the “Improvements”) located thereon, and all easements, appurtenances, development rights, mineral rights, water rights, air rights, and other rights and privileges belonging or appertaining to the Real Property and Improvements, and all right, title and interest in, to and under adjoining streets, rights of way and access easements.

TO HAVE AND TO HOLD the Real Property, together with all and singular the rights, easements and appurtenances thereto in anywise belonging thereto, unto the said Grantee, its successors and assigns forever, subject to the Permitted Exceptions listed in Exhibit B, attached hereto and made a part hereof, and Grantor does hereby bind itself, and its successors to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, its successors and assigns, against Grantor, Grantor’s successors, and all and every person or persons whomsoever, lawfully claiming or to claim the same by, through or under Grantor.

[SEE SIGNATURE ON THE FOLLOWING PAGE]

1

IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this          day of              , 2006.

GRANTOR:

FLEXTRONICS INTERNATIONAL USA, INC.,
a California corporation

By:
Name:
Title:

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

On this         day of                , 2006, before me, appeared                    , to me personally known, who, being by me duly sworn did say that he is the                             of Flextronics International USA, Inc., a California corporation, and said                                acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal today and year last above written.

Notary Public, State of

My Commission Expires:	Notary’s name printed:

THIS INSTRUMENT DRAFTED	NAME AND ADDRESS OF GRANTEE
BY AND AFTER RECORDING	WHERE FUTURE TAX STATEMENTS
PLEASE RETURN TO:	SHOULD BE DELIVERED:

2

EXHIBIT A TO SPECIAL WARRANTY DEED

REAL PROPERTY

3

EXHIBIT B TO SPECIAL WARRANTY DEED

LIST OF PERMITTED EXCEPTIONS

4

EXHIBIT E

GENERAL ASSIGNMENT

This General Assignment (the “Assignment”) is made and entered into as of this        day of                         , 2006 (the “Assignment Date”), by and between Flextronics International USA, Inc., a California corporation (“Assignor”), and                   , a                                                     (“Assignee”), with reference to the following facts.

RECITALS

A.                                    Assignor and Assignee are parties to that certain Purchase, Sale and Leaseback Agreement made and entered into as of                   , 2006, as assigned to Assignee (the “Purchase Agreement”) pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved real property located at  600, 620, 640, and 780 Shiloh Road, Plano, Texas, as legally described in Exhibit A attached hereto (the “Real Property”), together with all (i) improvements, structures, fixtures (other than trade fixtures), and equipment (collectively, the “Improvements”), (ii) personal property (the “Personal Property”) owned by Assignor (if any) located in or about the Real Property or the Improvements, (iii) intangible property and interests, tradenames and similar property (collectively, the “Intangible Property”), (iv) easements, appurtenances, development rights, mineral rights, water rights, air rights, and all other rights and privileges appertaining to the Real Property and Improvements (collectively, the “Appurtenances”), (v) certificates of compliance, certificates of occupancy, governmental permits, variances, approvals, entitlements, operating licenses and other licenses obtained, applied for or otherwise held by Assignor, and relating to any part of the Property (collectively, the “Permits”), and (vi) all warranties, guaranties and indemnities made by or received from any third party with respect to any part of the Real Property, Improvements and Personal Property and pursuant to or under the Licenses and Permits (collectively, the “Warranties”). The Real Property, the Improvements, the Personal Property, the Intangible Property, the Appurtenances, the Licenses, the Permits and the Warranties are collectively referred to herein as the “Property.”  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

B.                                    A list of all the Permits and the Warranties affecting the Property which Assignee approved pursuant to the provisions of the Purchase Agreement are attached hereto as Schedules 1 and 2, respectively.

C.                                    Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Licenses, Permits, Warranties and Intangible Property, as set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1

1.                                      Assignment of Permits, Warranties and Intangibles. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee all of Assignor’s right, title, and interest in, to and under (i)  the Permits as listed in Schedule 1 hereto; (ii) the Warranties as listed in Schedule 2 hereto; and (iii) all Intangible Property. Assignee hereby accepts such assignment. Assignee is not assuming any liability or obligation of Assignor relating to or arising from Assignor’s performance of, or failure to perform, any of Assignor’s obligations under or with respect to Licenses, Permits or Warranties to the extent first arising or accruing prior to the Assignment Date.

2.                                      Assignor’s Representations. Assignor does hereby covenant with Assignee, and represents and warrants to Assignee, that Assignor has the right to bargain, convey, assign and transfer to Assignee each of the Permits, Warranties and Intangible Property (collectively, the “Interests”). Assignor further represents and warrants that Assignor has received no written notice that any of the Interests are not in full force and effect (except as the same may have expired in accordance with their respective terms) or that there exist any defaults thereunder, or that any acts or events which, with the passage of time or the giving of notice or both, could become defaults thereunder, on the part of any party thereto.

3.                                      Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

4.                                      Counterparts; Facsimile Signatures. This Assignment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original of this Assignment had been delivered. Facsimile signatures shall be binding upon the parties.

5.                                      Survival. This Assignment and Assignor’s foregoing representations, covenants and warranties shall survive the Closing for the Survival Period and shall run to the benefit of Assignee and Assignee’s successors and assigns. Notwithstanding the foregoing, the provisions of Section 4 of this Assignment shall survive the Closing and the termination of the Licenses.

6.                                      Governing Law. This Assignment shall be enforced, governed by, and construed in accordance with the laws of the State of Texas.

7.                                      Warranty of Authority. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Assignment and that no other consent is

2

necessary or required in order for the signatories to execute this Assignment on behalf of their respective parties.

8.                                      Severability. If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

3

EXHIBIT F

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Flextronics International USA, Inc., a California corporation (“Seller”), does hereby GRANT, SELL, CONVEY, TRANSFER and DELIVER to [                               ], a Delaware limited liability company (“Purchaser”), all of Seller’s right, title and interest in and to the personal property (the “Personal Property”) owned by Seller and located in or about the real property known as and numbered 600, 620, 640, and 780 Shiloh Road, Plano, Texas (the “Property”) and not utilized by Seller in its operation of its business but rather utilized for purposes of operating and maintaining the Property, specifically excluding the Personal Property set forth on Exhibit A attached hereto and made a part hereof.

From and after the date of this Bill of Sale, Purchaser and its successors and assigns shall have the right to use, have, hold and own the Personal Property forever. Seller hereby covenants, represents and warrants that Seller is the lawful owner of the Personal Property and the Personal Property is free from any liens and encumbrances.

Seller hereby warrants that it has good and marketable title to the Personal Property and Seller hereby agrees to defend Purchaser and its successors and assigns from any and all claims made with respect to, or against title to, the Personal Property from and after the date of this Bill of Sale.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of this          day of                           , 2006.

SELLER:

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

By:
Name:
Title:

1

EXHIBIT A TO BILL OF SALE

EXCLUDED PERSONAL PROPERTY

2

EXHIBIT G

EXCLUDED PERSONAL PROPERTY

	Make	Model	Serial No.
600 Shiloh Road
Compressor #1	ATLAS COPCO	GA 75FF	AII474075
Compressor #2	ATLAS COPCO	GA-37FF	AII364388H
Compressor #3	ATLAS COPCO	GA-37FF	AII364323H
Receiver Tank#1	MANCHESTER	1550	581035
Receiver Tank#2	SILVAN	920900567	805785
Vacuum Pumps #1	BUSCH	RC0400.B033.1014	C6505
Vacuum Pumps #2	BUSCH	RC.0400.B033.1016	C6448
Vacuum Pumps #3	BUSCH	B0034FLB2AM	94Z11986
Vacuum Pumps #4	BUSCH	B0034FLB2AM	94Y01795
Compactor	GALBREATH	PF6040	SC4880
Bulk Nitrogen Tank	RYAN	N\A	2382
D/I Skid #1	IONICS	65 GAL	N/A
D/I Skid #2	IONICS	150 GAL	N/A
D/I Skid #3	IONICS	15 GAL	N/A

620 Shiloh Road
None

640 Shiloh Road
Compressor #1	ATLAS COPCO	GA 90FF	AIF076473
Compressor #2	ATLAS COPCO	GA 90FF	AIF076474
Receiver Tank	MANCHESTER	660	572514
Compactor #1	GALBREATH	PF6040	SC4879
Compactor #2	GALBREATH	PF6040	SC4695
Compactor #3	GALBREATH	PF6040	N\A
Bulk Nitrogen Tank	UCAR	5712	TM6000 6652
Bulk Oxygen Tank	TAYLOR WHARTON	25903	TW1500 G1688
Storage Shed #1	SECURALL	B600	N\A
Storage Shed #2	SECURALL	B1200	N\A
Bulk Argon Tank	UCAR	1193	TM3000 E1123

1

	Make	Model	Serial No.
780 Shiloh Road
None

600 Shiloh Road			Access Control Equipment
Controller			2
Card Reader			33
REX			32
Mag lock			10
Door Strike			20
600 Shiloh Road			CCTV Equipment
Fixed			16
PTZ			2
DVR			2

620 Shiloh Road			Access Control Equipment
			None
620 Shiloh Road			CCTV Equipment
			None

640 Shiloh Road			Access Control Equipment
Controller			2
Card Reader			30
REX			30
Mag lock			11
Door Strike			18
640 Shiloh Road			CCTV Equipment
Fixed			25
PTZ			2
DVR			2

780 Shiloh Road			Access Control Equipment
			None
780 Shiloh Road			CCTV Equipment
			None

1

EXHIBIT H

COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.

TENANT ESTOPPEL CERTIFICATE

TO:                            Countrywide Commercial Real Estate Finance, Inc. (together with its successors and assigns, “Lender”) and Westcore           , LLC, a Delaware limited liability company (“Landlord”)

Landlord:	WESTCORE , LLC,
a Delaware limited liability company

Tenant:	FLEXTRONICS INTERNATIONAL USA, INC.,
a California corporation

Leased Premises:	600, 620, and 640 Shiloh Road, Plano, Texas

Square Footage of leasable floor area:                 sq. ft.

Tenant hereby certifies and confirms the accuracy of this Certificate as of the date hereof, with the intent that the same be relied upon for the making of a loan by Lender to Landlord or its successor in interest, secured by, among other things, a mortgage or deed of trust on the property of which the Leased Premises is a part and an assignment of rents under the Lease.

1.                                       Tenant is tenant under that certain lease (the “Lease”) dated                 , 2006, with Landlord with respect to the Leased Premises. The Lease is the entire agreement among the parties thereto concerning the Leased Premises and is now in full force and effect, and has not been amended or modified. If the landlord named in the Lease is not Landlord, Tenant recognizes Landlord as the landlord under the Lease.

2.                                       Tenant is in full and complete possession of the Leased Premises, and such possession has been delivered by Landlord, or its predecessor in title, pursuant to the Lease and has been accepted by Tenant. Tenant has not assigned, transferred, pledged, mortgaged, sublet, licensed, concessioned, vacated, discontinued its business, nor entered into any agreement to transfer any of Tenant’s interest or any right of use or occupancy in the Leased Premises, except:  NONE.

3.                                       The improvements and space required to be furnished under the Lease have been completed in all respects and to the satisfaction of Tenant, and are open for the use of Tenant, its employees, customers and invitees, and all other conditions precedent to Tenant’s obligations under the Lease have been fulfilled.

1

4.                                       The Lease term commenced on                           . The Lease term, excluding renewals or extensions, terminates on                        , 2016. Tenant has no right to renew or extend the current term of its Lease or to lease additional space except as follows:  Two (2) options to renew for five (5) years each.

5.                                       Tenant has no right of first refusal, option or other right to lease or purchase the Leased Premises or property of which the Leased Premises is a part, nor does Tenant have any right to unilaterally terminate the Lease, except for a right to terminate the Lease effective              , 2013 (the “termination date”) by giving Landlord written notice at least one hundred eighty (180) days prior to such termination date.

6.                                       Rents provided in the Lease commenced to accrue on                            .

7.                                       Tenant’s proportionate share of expenses is 100%. As of the date hereof, Tenant has paid Landlord all amounts due through the month of                 , which payments are comprised of the following:

a.                                       security deposit of $0.00;

b.                                      monthly base rent, which is currently $                     ;

c.                                       monthly additional rent, imposed in connection with Tenant’s obligation, if any, to contribute to the payment of real estate taxes, insurance premiums, common area maintenance and other charges due under the Lease.

d.                                      all other monthly additional rent, for the following items for the following amounts: NONE.

8.                                       Tenant is not in arrears for any rent or other charges payable by Tenant under the Lease, there is no existing default on the part of Tenant or, to Tenant’s knowledge, on the part of the Landlord under the Lease, and to Tenant’s Knowledge, there are no events currently existing or which with the passage of time, giving of notice or both would be deemed a default of Landlord or which would give Tenant the right to cancel or terminate the Lease.

9.                                       Tenant has not prepaid rents more than thirty (30) days in advance of their due dates, and Tenant has not asserted, and has no knowledge of, any claim against the Landlord under the Lease that might constitute or give rise to a set-off or credit against rents, whether for “free rent,” rent abatement, other rental concessions, or other offsets or credits now or in the future, except as follows: NONE.

10.                                 There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or other insolvency laws of the United States or any state thereof.

11.                                 Tenant has not received notice to pay rent to someone other than to Landlord.

2

12.                                 Tenant is not, to Tenant’s Knowledge, in violation of and has not received any notice of violation of law relating to the use or Tenant’s occupancy of the Leased Premises, whether environmental, zoning, safety, fire, health, or other ordinance.

13.                                 The representations, covenants and agreements made herein shall inure to the benefit of, and may be relied on by Lender, Landlord and their respective successors and assigns.

Very truly yours,

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

By:
Name:
Title:

DATE:  October     , 2006

3